                                                                   EXHIBIT 10.64
--------------------------------------------------------------------------------

                                 LEASE AGREEMENT

                                    (N808MC)

                            Dated as of May 29, 1997

                                     Between


                         ATLAS FREIGHTER LEASING, INC.,
                                     Lessor


                                       and


                                ATLAS AIR, INC.,
                                     Lessee

                           ---------------------------

                          One Boeing B747-200 Aircraft
                          U.S. Registration No. N808MC
                         Manufacturer's Serial No. 21048

                           ---------------------------



-------------------------------------------------------------------------------

LESSOR HAS ASSIGNED TO THE AGENT CERTAIN OF ITS RIGHT, TITLE AND INTEREST IN AND TO THIS LEASE. TO THE EXTENT, IF ANY, THAT THIS LEASE CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS DEFINED IN THE UNIFORM COMMERCIAL CODE AS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE AGENT ON THE SIGNATURE PAGE HEREOF.

                                               TABLE OF CONTENTS
                                                                                                           Page
                                                                                                           ----
SECTION 1.            Definitions.............................................................................1

SECTION 2.            Acceptance and Lease...................................................................22

SECTION 3.            Term and Rent..........................................................................22
                      (a)    Term and Basic Rent.............................................................22
                      (b)    Adjustments to Basic Rent.......................................................22
                      (c)    Supplemental Rent...............................................................22
                      (d)    Payments in General.............................................................23
                      (e)    Minimum Rent....................................................................23
                      (f)    Prepayment of Rent Payments.....................................................24

SECTION 4.            Certain Representations and Warranties.................................................24

SECTION 5.            Lessee's Representations and Warranties................................................25

SECTION 6.            Lessee's Affirmative Covenants.........................................................31

SECTION 7.            Lessee's Negative Covenants............................................................38

SECTION 8.            Return of the Aircraft.................................................................47
                      (a)    Condition Upon Return...........................................................47
                      (b)    Overhaul and Repair.............................................................47
                      (c)    Repairs.........................................................................47
                      (d)    Modifications...................................................................48
                      (e)    Airworthiness Directives........................................................48
                      (f)    Return of the Engines...........................................................48
                      (g)    Deferred Maintenance............................................................48
                      (h)    Corrosion Treatment.............................................................48
                      (i)    Manuals.........................................................................48
                      (j)    Storage Upon Return.............................................................49
                      (k)    Severable Parts.................................................................49
                      (l)    Survival........................................................................49

SECTION 9.            Liens..................................................................................49

SECTION 10.           Registration,  Maintenance and Operation;  Possession and Subleases;
                      Insignia...............................................................................49
                      (a)    Maintenance and Operation.......................................................49

                                                                                                           Page
                                                                                                           ----
                      (b)    Possession......................................................................51
                      (c)    Insignia........................................................................53
                      (d)    Holding Out.....................................................................54
                      (e)    No Pledging of Credit...........................................................54

SECTION 11.           Replacement  and Pooling of Parts;  Alterations,  Modifications  and
                      Additions..............................................................................54

SECTION 12.           Indemnities............................................................................56

SECTION 13.           Event of Loss..........................................................................57

SECTION 14.           Insurance..............................................................................59

SECTION 15.           Assignment.............................................................................62

SECTION 16.           Events of Default......................................................................62

SECTION 17.           Remedies...............................................................................65

SECTION 18.           Lessee's Cooperation Concerning Certain Matters........................................67

SECTION 19.           Notices................................................................................68

SECTION 20.           Net Lease, True Lease, etc.............................................................69

SECTION 21.           Purchase Option........................................................................70
                      (a)    Purchase Option.................................................................70
                      (b)    Notice of Purchase..............................................................70

SECTION 22.           Lessor's Right to Perform for Lessee...................................................70

SECTION 23.           Miscellaneous..........................................................................71

SECTION 24.           Security for Lessor's Obligations......................................................72


SCHEDULE 5(a)(iii)         Subsidiaries

SCHEDULE 7(a)(4)           Indebtedness

SCHEDULE 7(b)              Existing Liens

SCHEDULE 7(c)(v)           Investments

SCHEDULE 7(d)(4)           Contingent Obligations

                                    EXHIBITS
                                    --------

EXHIBIT A                  Form of Lease Supplement

EXHIBIT B                  Basic Rent Schedule

EXHIBIT C                  Stipulated Loss Value Schedule

EXHIBIT D                  Compliance Certificate

                                 LEASE AGREEMENT


     LEASE AGREEMENT dated as of May 29, 1997 between ATLAS FREIGHTER LEASING, INC., a Delaware corporation ("Lessor"), and ATLAS AIR, INC., a Delaware corporation ("Lessee").

                              W I T N E S S E T H :


     WHEREAS, Lessee desires to lease from Lessor and Lessor is willing to lease to Lessee the Aircraft upon the terms and subject to the conditions of this Lease;

     WHEREAS, Lessor and Lessee desire that this be of a net lease;

     WHEREAS, Lessor has incurred certain Loans under the Credit Agreement in connection with the Aircraft to be leased pursuant to the terms of this Lease and other similar aircraft to be leased pursuant to the other Leases:

     WHEREAS, Lessor and Lessee desire that this Lease be, and be treated as, a Lease for federal income tax purposes.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, Lessor and Lessee hereby agree as follows:

     SECTION 1. Definitions. All capitalized terms used herein shall have the respective meanings set forth in this section.

     "ACCEPTABLE ALTERNATE AIRFRAME" means a Boeing 747-200 which is in a cargo configuration capable of immediate operation in the business of Lessee and has a maximum gross takeoff weight of at least 800,000 pounds and is of the equivalent or greater residual value, condition, utility, airworthiness, and remaining useful life and which shall have been maintained, serviced, repaired and overhauled in substantially the same manner as Lessee maintains, services, repairs and overhauls similar airframes utilized by Lessee and without in any way discriminating against such airframe.

     "ACCEPTABLE ALTERNATE ENGINE" means a Pratt & Whitney JT90-7A engine for the aircraft bearing U.S. registration number N808MC and a General Electric CF6-50E2 engine for the aircraft bearing U.S. registration numbers N505MC, N507MC, N508MC, N509MC and N516MC or an engine of the same or another manufacturer of equivalent or greater residual value, condition, utility, airworthiness, and remaining useful life and suitable for installation and use on the Airframe; provided that such engine shall be of the same make, model and manufacturer as the other engines installed on the Airframe, shall be an engine of a type then being utilized by Lessee on other Boeing 747-200 aircraft operated by Lessee, and shall have been maintained, serviced, repaired and overhauled in substantially the same manner as Lessee maintains, services, repairs and overhauls similar engines utilized by Lessee and without in any way discriminating against such engine.

     "ACMI CONTRACT" means (i) any contract entered into by Lessee pursuant to which Lessee furnishes the aircraft, crew, maintenance and insurance and customers bear all other operating expenses and (ii) any similar contract in which the customer provides the flight crew, all substantially in accordance with Lessee's historical practices.

     "ACMI CONTRACTED AIRCRAFT" means an aircraft acquired by Lessee or its Subsidiaries and intended to be used in connection with an ACMI Contract entered into at the time of the acquisition of such aircraft (which ACMI Contract shall not represent a renewal or replacement of a prior ACMI Contract unless the aircraft used pursuant to such prior ACMI Contract was operated under an operating lease and returned to the lessor) which is in effect on the date of calculation and has a remaining term of one year or more on the date such aircraft was intended to be used in connection with such ACMI Contract (subject to cancellation terms, which may include the right to cancel on six months notice). When making any calculation on a Pro Forma Basis effect shall be given to the acquisition of an ACMI Contracted Aircraft by adding to the appropriate components of Consolidated Adjusted EBITDA (i) the net projected annualized revenues from the operation of the ACMI Contracted Aircraft under such ACMI Contract for that portion of the period for which Consolidated Adjusted EBITDA is being calculated prior to the acquisition of such aircraft, assuming operation for the minimum guaranteed number of block hours (less any block hours subject to cancellation) at the minimum guaranteed rate under such ACMI Contract less (ii) the projected annualized cash operating expenses from such operation for the same period for which the related projected revenues are determined in clause (i) above; provided that such projected cash operating expenses shall not be less on a per block hour basis than the average historical per block hour operating expenses of Lessee for the four full fiscal quarters immediately preceding the date of calculation, and provided further, that if such aircraft is of a model other than a Boeing 747 freighter, such projected cash operating expenses shall include maintenance costs which shall not be less than the average for such aircraft type disclosed on the most recently available DOT Forms 41 with respect to such aircraft type or any summary of such data as reported in a nationally recognized industry publication. For purposes of this definition, "ACMI Contract" shall include contracts pursuant to which Lessee does not pay any crew costs, in which event pro forma effect shall be given as described above but excluding from the projected annualized cash operating expenses all crew costs. Cash operating expenses means for purposes of this definition consolidated operating expenses, less consolidated depreciation and amortization and Consolidated Rental Payments, to the extent included in computing consolidated operating expenses.

     "AFFILIATE" means, as applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

     "AGENT" shall mean the Agent under the Credit Agreement.

     "AIRCRAFT" means the Airframe together with the four Engines, whether or not such Engines are installed on the Airframe or any other airframe.

     "AIRCRAFT CHATTEL MORTGAGE" means each Aircraft Chattel Mortgage entered into in connection with the Credit Agreement.

     "AIRFRAME" means (i) the Boeing aircraft Model 747-200 (excluding Engines or engines from time to time installed thereon) specified by the United States Registration Number and manufacturer's serial number in the Lease Supplement and
(ii) any and all Parts which are from time to time incorporated or installed in or attached thereto or which have been removed therefrom, but where title to which remains vested in Lessor in accordance with this Lease.

     "APPROVED APPRAISER" means B.K. Associates, Inc., Simat, Helliesen & Eichner, Inc. or any other nationally recognized firm of aircraft appraisers reasonably satisfactory to Agent.

     "ASSET SALE" means the sale (including any sale-leaseback transaction) by Lessee or any of its Subsidiaries to any other Person of (i) any of the stock of any of Lessee's Subsidiaries, (ii) substantially all of the assets of any division or line of business of Lessee or any of its Subsidiaries, or (iii) any other assets (whether tangible or intangible) of Lessee or any of its Subsidiaries outside of the ordinary course of business excluding (A) any such other assets to the extent that the aggregate value of such assets sold in any single transaction or related series of transactions is equal to $1,000,000 or less, (B) transactions related to aircraft engines, components, parts or spare parts pursuant to customary pooling, exchange or similar arrangements, (C) asset swaps involving aircraft engines, components, parts or spare parts; provided that the assets received by the Lessee or any Subsidiary have a fair market value at least equal to the assets transferred (provided that with respect to any asset swap or series of related asset swaps involving assets of Lessee or any Subsidiary with a fair market value exceeding $3,000,000, such determination shall be made by the Board of Directors of Lessee)) and (D) asset sales involving obsolete, worn-out, excess or redundant equipment as long as the proceeds therefrom are used to replace or to upgrade the aircraft or the equipment installed thereon.

     "ATLAS ONE" means Atlas One, Inc., a Delaware corporation.

     "ATLAS ONE LEASES" means those leases existing prior to the Initial Borrowing Date with Atlas One as lessor and Lessee as lessee.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as now and hereafter in effect, or any successor statute.

     "BASIC RENT" means, for the Term, the rent payable for the Aircraft pursuant to Section 3(a) of this Lease adjusted as provided in Section 3(b) of this Lease.

     "BASIC RENT PAYMENT DATE" means each date set forth on Exhibit B.

     "BUSINESS DAY" means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the States of New York or Colorado or is a day on which banking institutions located in either such state are authorized or required by law or other governmental action to close.

     "CAPITAL LEASE", as applied to any Person, means any lease of any property (whether real, personal or mixed) by that Person as lessee that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of that Person.

     "CASH" means money, currency or a credit balance in a Deposit Account.

     "CASH EQUIVALENTS" means, as at any date of determination, (i) marketable securities (a) issued or directly and unconditionally guaranteed as to interest and principal by the United States Government or (b) issued by any agency of the United States the obligations of which are backed by the full faith and credit of the United States, in each case maturing within one year after such date;
(ii) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof, in each case maturing within one year after such date and having, at the time of the acquisition thereof, the highest rating obtainable from either S&P or Moody's; (iii) commercial paper maturing no more than one year from the date of creation thereof and having, at the time of the acquisition thereof, a rating of at least A-1 from S&P or at least P-I from Moody's; (iv) certificates of deposit or bankers' acceptances maturing within one year after such date and issued or accepted by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier I capital (as defined in such regulations) of not less than $100,000,000; and (v) shares of any money market mutual fund that (a) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (i) and
(ii) above, (b) has net assets of not less than $500,000,000, and (c) has the highest rating obtainable from either S&P or Moody's.

     "CERTIFICATED AIR CARRIER" means a United States "air carrier" within the meaning of the Federal Aviation Act, operating pursuant to a certificate issued under Section 401 of such Act, or a carrier of comparable status under any successor law or provision.

     "COMPLIANCE CERTIFICATE" means a certificate substantially in the form of Exhibit D annexed hereto delivered to Lessor, Agent and Lenders by Lessee pursuant to subsection 6(a)(4) hereunder.

     "CONSOLIDATED ADJUSTED EBITDA" means, for any period, the sum of the amounts for such period of (i) Consolidated Net Income, (ii) Consolidated Interest Expense, (iii) provisions for taxes based on income, (iv) total depreciation expense, (v) total amortization expense, and (vi) other non-cash items reducing Consolidated Net Income less other non-cash items increasing Consolidated Net Income, all of the foregoing as determined on a consolidated basis for Lessee and its Subsidiaries in conformity with GAAP.

     "CONSOLIDATED CAPITAL EXPENDITURES" means, for any period, the sum of (i) the aggregate of all expenditures (whether paid in cash or other consideration or accrued as a liability and including that portion of Capital Leases which is capitalized on the consolidated balance sheet of Lessee and its Subsidiaries) by Lessee and its Subsidiaries during that period that, in conformity with GAAP, are included in "additions to property, plant or equipment" or comparable items reflected in the consolidated statement of cash flows of Lessee and its Subsidiaries plus (ii) to the extent not covered by clause (i) of this definition, the aggregate of all expenditures by Lessee and its Subsidiaries during that period to acquire (by purchase or otherwise) the business, property or fixed assets of any Person, or the stock or other evidence of beneficial ownership of any Person that, as a result of such acquisition, becomes a Subsidiary of Lessee.

     "CONSOLIDATED FIXED CHARGES" means, for any period, the sum of the amounts for such period of (i) Consolidated Interest Expense, (ii) provisions for taxes based on income, (iii) one third of Consolidated Rental Payments and (iv) scheduled repayments of principal of Indebtedness, all of the foregoing as determined on a consolidated basis for Lessee and its Subsidiaries in conformity with GAAP.

     "CONSOLIDATED INTEREST EXPENSE" means, for any period, total net interest expense (to be computed by reducing interest expense by the amount of interest income) (including that portion attributable to Capital Leases in accordance with GAAP and capitalized interest) of Lessee and its Subsidiaries on a consolidated basis with respect to all outstanding Indebtedness of Lessee and its Subsidiaries, including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and net costs under Interest Rate Agreements.

     "CONSOLIDATED NET INCOME" means, for any period, the net income (or loss) of Lessee and its Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP; provided that there shall be excluded (i) the income (or loss) of any Person (other than a Subsidiary of Lessee) in which any other Person (other than Lessee or any of its Subsidiaries) has a joint interest, except to the extent of the amount of dividends or other distributions actually paid to Lessee or any of its Subsidiaries by such Person during such period, (ii) the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Lessee or is merged into or consolidated with Lessee or any of its Subsidiaries or that Person's assets are acquired by Lessee or any of its Subsidiaries, (iii) the income of any Subsidiary of Lessee to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary, (iv) any after-tax gains or losses attributable to Asset Sales or returned surplus assets of any pension plan, and (v) (to the extent not included in clauses (i) through (iv) above) any net extraordinary gains or net non-cash extraordinary losses.

     "CONSOLIDATED NET WORTH" means, as at any date of determination, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficits) of Lessee and its Subsidiaries on a consolidated basis determined in conformity with GAAP.

     "CONSOLIDATED RENTAL PAYMENTS" means, for any period, the aggregate amount of all rents paid or payable by Lessee and its Subsidiaries on a consolidated basis (excluding rent paid pursuant to the Leases) during that period under all Capital Leases and Operating Leases to which Lessee or any of its Subsidiaries is a party as lessee (net of sublease income other than income from ACMI Contracts).

     "CONSOLIDATED TOTAL DEBT" means, as at any date of determination, the aggregate stated balance sheet amount of all Indebtedness of Lessee and its Subsidiaries, determined on a consolidated basis in accordance with GAAP.

     "CONTINGENT OBLIGATION" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of that Person (i) with respect to any Indebtedness, lease, dividend or other obligation of another if the primary purpose or intent thereof by the Person incurring the Contingent Obligation is to provide assurance to the obligee of such obligation of another that such obligation of another will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected (in whole or in part) against loss in respect thereof, (ii) with respect to any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings, or (iii) under Interest Rate Agreements and Currency Agreements. Contingent Obligations shall include, without limitation, (a) the direct or indi-rect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another, (b) the obligation to make take-or-pay or similar payments if required regardless of non-performance by any other party or parties to an agreement, and (c) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (X) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (Y) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (X) or (Y) of this sentence, the primary purpose or intent thereof is as described in the preceding sentence. The amount of any Contingent Obligation shall be equal to the amount of the obligation so guaranteed or otherwise supported or, if less, the amount to which such Contingent Obligation is specifically limited.

      "CONTINUING DIRECTORS" shall mean the directors of a Person on the Initial Borrowing Date and each other director, if such other director's nomination for election to the Board of Directors of such Person is recommended by a majority of the then Continuing Directors.

     "CONTRACTUAL OBLIGATION", as applied to any Person, means any provision of any Security issued by that Person or of any material indenture, mortgage, deed of trust, contract, undertaking, agreement or other instrument to which that Person is a party or by which it or any of its properties is bound or to which it or any of its properties is subject.

     "CONTRIBUTION" means the contribution by Lessee to Lessor of the Aircraft subject to this Lease and the other aircraft to be leased pursuant to the Leases, subject to the Existing Indebtedness, and approximately $10,400,000 in cash.

     "CREDIT AGREEMENT" shall mean the Credit Agreement, dated as of May 29, 1997, by and among Lessor, as borrower, the Lenders listed therein from time to time and Bankers Trust Company, as Agent as such agreement may be amended, modified, waived, or supplemented from time to time.

     "CURRENCY AGREEMENT" means any foreign exchange contract, currency swap agreement, futures contract, option contract, synthetic cap or other similar agreement or arrangement designed to protect Lessee or any of its Subsidiaries against fluctuations in currency values.

     "DEFAULT" means any event which with the giving of notice or the lapse of time or both would become a Lease Event of Default.

     "DEPOSIT ACCOUNT" means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.

     "DESIGNATED INDEBTEDNESS" means Indebtedness incurred pursuant to the FINOVA Agreement, the Pass Through Trust Documents, the Unsecured Revolving Credit Facility, the Nationsbank Agreement, any Permitted Extension Indebtedness and any Other Permitted Indebtedness.

     "DETERMINATION DATE" has the meaning assigned to that term in subsection 7(a)(6).

     "DIVIDEND" means the distribution by Atlas One to Lessee of the Aircraft and the other aircraft to be leased pursuant to the Leases to Lessee subject to the Existing Indebtedness.

     "DOMESTIC AIR CARRIER" means any United States "domestic air carrier", as defined in Part 121 of the Federal Aviation Regulations, that is operating in accordance with the operating certificate and appropriate operations specifications issued under Part 121 or any successor regulation.

     "ELIGIBLE AIRCRAFT" means a Boeing 747-200, 747-300 or 747-400 or MD-11 aircraft, including any engines installed thereon and any spare engines of the same type and model, which (i) is in a cargo configuration capable of immediate operation in the business of Lessee or is eligible for delivery under a modification agreement with a delivery slot available within a six month period (or is leased for a period of longer than six months until a delivery slot is available), and (ii) has a maximum gross take-off weight ("MTOW") of at least 800,000 pounds, in the case of any 747-200, 747-300, or 747-400 aircraft and 630,000 pounds in the case of any MD-11 aircraft.

     "EMPLOYEE BENEFIT PLAN" means any "employee benefit plan" as defined in
Section 3(3) of ERISA which is, or was at any time, maintained or contributed to by Lessee or any of its ERISA Affiliates.

     "ENGINE" means: (i) each of the four Pratt & Whitney JT9D-2A aircraft engines for the aircraft bearing U.S. registration number N808MC and each of the General Electric CF6-50E2 aircraft engines for the aircraft bearing U.S. registration numbers N505MC, N507MC, N508MC, N509MC and N516MC listed by manufacturer's serial numbers in the initial Lease Supplement and installed on the Airframe at the time of the delivery to Lessee of such Airframe, whether or not from time to time thereafter installed on such Airframe or any other airframe; (ii) any Acceptable Alternate Engine which may from time to time be substituted for any of such four engines pursuant to the terms of the Lease; and
(iii) in any case, any and all Parts which are from time to time incorporated or installed in or attached to any such engine and any and all parts removed therefrom so long as title thereto remains vested in Lessor in accordance herewith. the term "Engines" means, as of any date of determination, all Engines then leased under this Lease.

     "ENVIRONMENTAL CLAIM" means any investigation, notice, claim. suit or order, by any governmental authority or any Person arising in connection with any alleged or actual violation of Environmental Laws or with any Hazardous Material, or any actual or alleged damage, or harm to health, safety or the environment.

     "ENVIRONMENTAL LAWS" means any and all current or future statutes, ordinances, orders, rules, regulations, guidance documents, judgments, governmental authorizations, or any other requirement of governmental authorities relating to environmental matters, including, without limitation, those relating to any Hazardous Materials Activity.

     "EQUITY PROCEEDS" means the cash proceeds (net of underwriting discounts and commissions and other reasonable costs associated therewith) from the issuance of any equity Securities of Lessee.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute.

     "ERISA AFFILIATE" means, as applied to any Person, (i) any corporation which is, or was at any time, a member of a controlled group of corporations within the meaning of Section 414(b) of the Internal Revenue Code of which that Person is, or was at any time, a member; (ii) any trade or business (whether or not incorporated) which is, or was at any time, a member of a group of trades or businesses under common control within the meaning of Section 414(c) of the Internal Revenue Code of which that Person is, or was at any time, a member; and
(iii) any member of an affiliated service group within the meaning of Section 414(m) or (o) of the Internal Revenue Code of which that Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above is, or was at any time, a member.

     "EVENT OF DEFAULT" means an Event of Default under and as defined in the Credit Agreement.

     "EVENT OF LOSS" shall mean any of the following events with respect to the Aircraft (whether the Airframe or an Engine of such Aircraft or both): (A) loss of such Aircraft or the use thereof due to theft or disappearance of the Aircraft which shall result in the loss of possession thereof for a period of 120 days (or for a shorter period ending on the date on which there is an insurance settlement for a total loss on the basis of the theft or disappearance of such Aircraft); (B) the destruction, damage beyond repair or rendition of such Aircraft permanently unfit for normal use for any reason whatsoever; (C) the condemnation, confiscation or seizure of, or requisition of title to, or use or possession (other than use by the United States Government if Lessee obtains adequate compensation from the United States Government) of such Aircraft; (D) as a result of any rule, regulation, order or other action by the FAA or other governmental body having jurisdiction, the use of such Aircraft in the normal course of interstate air transportation of persons or cargo shall have been prohibited for a period of more than nine consecutive months unless Lessee, prior to the expiration of such nine month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee or, in any event, if such use shall have been prohibited for a period of twelve consecutive months; (E) the operation or location of such Aircraft, while under requisition for use by the United States or any instrumentality or agency thereof, in any area excluded from coverage by any insurance policy in effect with respect to such Aircraft, if Lessee shall be unable to obtain indemnity or "war-risk" insurance in lieu thereof from the United States; (F) any damage which results in an insurance settlement with respect to such Aircraft on the basis of an actual or constructive total loss or
(G) a divestiture of such Airframe as described in Section 4(d)(iii) or Section 4(d)(vi) of any Aircraft Chattel Mortgage under the Credit Agreement. An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe of the Aircraft.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute.

     "EXISTING INDEBTEDNESS" means the ING Obligations and the Lufthansa Obligations.

     "FAIR MARKET SALES VALUE" of the Airframe or any Engine shall mean the value which would be obtained in an arm's-length transaction between an informed and willing lessee-user or buyer-user (other than a lessee currently in possession or a used equipment dealer) under no compulsion to lease or buy, as the case may be, and an informed and willing lessor or seller, as the case may be, under no compulsion to lease or sell, as the same shall be specified by agreement between Lessor and Lessee or, if not agreed to by Lessor and Lessee within a period of 15 days after either party requests a determination, then as specified in an appraisal prepared and delivered in New York City by a recognized independent aircraft appraiser, mutually agreed to by the Agent and Lessee, or, if such appraiser cannot be agreed to within 20 days, then either party may apply to the American Arbitration Association (or any successor organization thereto) in New York City for the appointment of an appraiser, whose determinations shall be final and binding upon the parties hereto. In determining Fair Market Sales Value by appraisal or otherwise, it will be assumed that the Aircraft, Airframe or Engine is in the condition, location and overhaul status in which it is required to be returned to Lessor pursuant to
Section 8 of this Lease, that all modifications and improvements shall be taken into account, that Lessee has removed all Parts which it is entitled to remove pursuant to Section 11 of this Lease and that the Aircraft is not encumbered by this Lease. Except as otherwise expressly provided in the Lease, all appraisal costs will be shared equally by Lessor and Lessee.

     "FEDERAL AVIATION ACT" means the Federal Aviation Act of 1958, as amended and as recodified in Title 49, United States Code, or any similar legislation of the United States enacted to supersede, amend or supplement such Act and the rules and regulations promulgated thereunder.

     "FEDERAL AVIATION ADMINISTRATION" or "FAA" means the United States Federal Aviation Administration or any successor thereto administering the functions of the Federal Aviation Administration under the Federal Aviation Act.

     "FINANCED AIRCRAFT" means all Financed Aircraft under and as defined in the Second Amended and Restated Credit Agreement.

     "FINOVA Agreement" means that certain Secured Loan Agreement dated as of April 11, 1996 between FINOVA and Lessee, as amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement.

     "FOREIGN AIR CARRIER" means any "foreign air carrier" as defined in the Act, as to which there is in force a permit issued pursuant to Section 402 of said Act or operators of aircraft operating under or governed by the provisions of Parts 121, 123 or 129 of the Federal Aviation Regulations, in each case that are certificated in a country that is a signatory to the Convention on International Civil Aviation and are operating in conformity with the Annexes thereunder and that fly routes into the United States on a regularly scheduled basis.

     "FUNDING AND PAYMENT OFFICE" means the office of Agent located at 130 Liberty Street, New York, New York 10006, Attention: Gina Thompson.

     "GAAP" means, subject to the limitations on the application thereof set forth in subsection 1 hereunder, generally accepted accounting principles set forth in opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession. Financial statements and other information required to be delivered by Lessee to Lessor, Agent and Lenders pursuant to clauses (1),
(2), (3) and (12) of subsection 6(a) hereunder shall be prepared in accordance with GAAP as in effect as of the date of such preparation. Calculations in connection with the definitions, covenants and other provisions of this Lease shall utilize accounting principles and policies in conformity GAAP as in effect as of the date of this Lease.

     "GOVERNMENTAL AUTHORIZATION" means any permit, license, authorization, plan, directive, consent order or consent decree of or from any federal, state or local governmental authority, agency or court.

     "HAZARDOUS MATERIALS" means any chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated under any law.

     "HAZARDOUS MATERIALS ACTIVITY" means any past, current, proposed, or threatened use, storage, release, generation, treatment, remediation or transportation of any Hazardous Material (i) from, under, in, into or on the facilities or surrounding property; and (ii) caused by, or undertaken by or on behalf of, Lessee.

     "INDEBTEDNESS" means, as applied to any Person, (i) all indebtedness for borrowed money, (ii) that portion of obligations with respect to Capital Leases that is properly classified as a liability on a balance sheet in conformity with GAAP, (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money, (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is
(a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument, and
(v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person. Obligations under Interest Rate Agreements and Currency Agreements constitute Contingent Obligations and not Indebtedness.

     "INDEMNIFIED LIABILITIES" has the meaning assigned to that term in subsection 12(b) hereunder.

     "INDEMNITEE" has the meaning assigned to that term in subsection 12(b) hereunder.

     "ING FINANCING AGREEMENT" means that certain Secured Loan Agreement dated as of December 30, 1994 between Lessee, Atlas One and Internationale Nederlanden Aviation Lease B.V., as amended by Amendment No. 1 thereto and as further amended, restated, supplemented and otherwise modified from time to time.

     "ING OBLIGATIONS" means all amounts owing by Lessee or any of its Subsidiaries pursuant to the ING Financing Agreement and related documents.

     "INITIAL BORROWING DATE" means the date on which Lessor effects its borrowing of Loans pursuant to the Credit Agreement.

     "INTEREST RATE AGREEMENT" means any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement or other similar agreement or arrangement designed to protect Lessee or any of its Subsidiaries against fluctuations in interest rates.

     "INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended to the date hereof and from time to time hereafter.

     "INVESTMENT" means (i) any direct or indirect purchase or other acquisition by Lessee or any of its Subsidiaries of, or of a beneficial interest in, any Securities of any other Person, (ii) any direct or indirect redemption, retirement, purchase or other acquisition for value, by any Subsidiary of Lessee from any Person other than Lessee or any of its Subsidiaries, of any equity Securities of such Subsidiary, or (iii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by Lessee or any of its Subsidiaries to any other Person (other than a wholly-owned Subsidiary of Lessee), including all indebtedness and accounts receivable from that other Person that are not current assets or did not arise from sales to that other Person in the ordinary course of business. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment.

     "JOINT VENTURE" means a joint venture, partnership or other similar arrangement, whether in corporate, partnership or other legal form; provided that in no event shall any corporate Subsidiary of any Person be considered to be a Joint Venture to which such Person is a party.

     "LEASES" means the Lease Agreements dated as of May 29, 1997 between the Lessor and the Lessee, as the same may be amended, modified or supplemented from time to time (including this Lease). The term "Lease" shall include any Lease Supplement entered into pursuant to the respective Lease.

     "LEASE EVENT OF DEFAULT" has the meaning specified in Section 16 of this Lease.

     "LEASE SUPPLEMENT" means a Lease Supplement, substantially in the form of Exhibit A to this Lease, to be entered into between Lessor and Lessee for the purpose of leasing the Aircraft under and pursuant to the terms of the Lease, and any subsequent Lease Supplement entered into in accordance with the terms of the Lease.

     "LENDER" or "LENDERS" means the persons identified as "Lenders" and listed on the signature pages of the Credit Agreement, together with their successors and permitted assigns.

     "LESSEE" means Atlas Air, Inc., as lessee under the Lease, and its permitted successors and assigns.

     "LESSOR" means Atlas Freighter Leasing, Inc., as Lessor under the Lease, and its permitted successors and assigns.

     "LESSOR TAX" means (where the Lessor is the indemnitee) any Tax that is:

     (a) imposed solely as the result of activities of Lessor in the jurisdiction imposing the Tax that is unrelated to Lessor's dealings with Lessee or the transactions contemplated by this Lease or the operation of the Aircraft by Lessee; or

     (b) imposed on the net income, profits or gains of Lessor by the United States of America or the state or political subdivision thereof, but excluding any Tax imposed by any such government or taxing authority of any jurisdiction if and to the extent that such Tax results from
          (i) the use (or to and/or from) operation, presence or registration of the Aircraft, the Airframe, any Engine or any Part in the jurisdiction imposing the Tax, or (ii) the situs of organization, any place of business or any activity of Lessee or any other Person having use, possession or custody of the Aircraft, the Airframe, any Engine or any
          Part in the jurisdiction imposing the Tax; or

     (c) imposed solely as the result of an event that occurs after the expiration or other termination of this Lease and that is unrelated to Lessor's dealings with Lessee or to the transactions contemplated by this Lease.

     "LIEN" means any lien, mortgage, pledge, assignment, security interest, charge, hypothecation, preference, priority, privilege, lease or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, and any agreement to give any security interest) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing.

     "LOAN" or "LOANS" means the term loans made under the Credit Agreement.

     "LOAN DOCUMENTS" means the Credit Agreement, the promissory notes thereunder, the Leases, the Aircraft Chattel Mortgages and any other security agreement entered into in connection with the Credit Agreement.

     "LUFTHANSA AGREEMENT" means the two Conditional Sales Agreements and two Sales Agreements between Lessee and Deutsche Lufthansa Aktiengesellschaft each dated September 22, 1994.

     "LUFTHANSA OBLIGATIONS" means all amounts owing by Lessee or any of its Subsidiaries pursuant to the Lufthansa Agreement and related documents.

     "MARGIN STOCK" has the meaning assigned to that term in Regulation U of the Board of Governors of the Federal Reserve System as in effect from time to time.

     "MATERIAL ADVERSE EFFECT" means a material adverse effect upon the business, operations, properties, assets, condition (financial or otherwise) or prospects of Lessee and its Subsidiaries on a consolidated basis.

     "MATERIAL AGREEMENT" means any or all of the Second Amended and Restated Credit Agreement, the Pass Through Trust Documents, the FINOVA Agreement, the Nationsbank Agreement, the Unsecured Revolving Credit Facility, the Philippine Leases and agreements in respect of Permitted Extension Indebtedness and Other Permitted Indebtedness.

     "MOODY'S" means Moody's Investors Service, Inc.

     "NATIONSBANK AGREEMENT" means the Loan Agreement, dated as of March 28, 1997, between Atlas Air, Inc., as Borrower, and Nationsbank Leasing Corporation, as Lender, and as further amended, supplemented and modified in accordance with this Lease and all other related documents.

     "OBLIGATIONS" means all obligations of Lessor to pay all amounts due from time to time under the Credit Agreement and the other Loan Documents to Agent, Lenders or any of them, whether for principal, interest, fees, expenses, indemnification or otherwise.

     "OFFICERS' CERTIFICATE" means, as applied to any corporation, a certificate executed on behalf of such corporation by its chairman of the board (if an officer) or its president or one of its vice presidents and by its chief financial officer or its treasurer.

     "OPERATING LEASE" means, as applied to any Person, any lease (including, without limitation, leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) that is not a Capital Lease other than any such lease under which that Person is the lessor.

     "OTHER PERMITTED INDEBTEDNESS" means Indebtedness incurred for the purpose of financing the acquisition of aircraft so long as (i) any such Indebtedness bears inter-est at a rate which does not exceed 15% per annum, (ii) such Indebtedness has a final stated maturity later than the end of the Term and (iii) the amortization and the other terms, provisions, conditions, covenants and events of default thereof taken as a whole shall be no more onerous or restrictive from the perspective of Lessee and its Subsidiaries or any less favorable, from the perspective of Lessor or Lenders, than any other Designated Indebtedness.

     "PART" means all appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment of whatever nature other than complete Engines or engines, which are from time to time incorporated or installed in or attached to the Airframe or any Engine and all such items which are subsequently removed therefrom so long as title thereto shall vest in Lessor in accordance with this Lease.

      "PASS THROUGH TRUST DOCUMENTS" means that certain Pass Through Trust Agreement dated as of November 30, 1995 between Atlas Air, Inc. and First Fidelity Bank, National Association, as Trustee (the "Pass Through Trust Agreement") and any trust indenture and security agreements including any related trust indenture and security agreement supplements related to the equipment notes to be held in trust pursuant to the Pass Through Trust Agreement and all related agreements, as the same may be amended, restated, supplemented or otherwise modified from time to time in accordance with this Lease.

     "PAST DUE RATE" shall mean the default rate of interest as determined from time to time in accordance with subsection 2.2D of the Credit Agreement.

     "PERMITTED ENCUMBRANCES" means the following types of Liens (other than any such Lien imposed pursuant to Section 401(a)(29) or 412(n) of the Internal Revenue Code or by ERISA):

          (i) Liens for taxes, assessments or governmental charges or claims the payment of which is not, at the time, required by subsection 6(c) hereunder;

         (ii) statutory Liens of mechanics and materialmen imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith by appropriate proceedings that do not involve any danger of the sale, forfeiture or loss of any assets, if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor;

        (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

          (iv) easements, rights-of-way, restrictions, minor defects, encroachments or irregularities in title and other similar charges or encumbrances not interfering in any material respect with the ordinary conduct of the business of Lessee or any of its Subsidiaries;

           (v) any (a) interest or title of a lessor or sublessor under any lease permitted by subsection 7.(i), (b) restriction or encumbrances that the interest or title of such lessor or sublessor may be subject to, or
     (c) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (b);

          (vi) Liens arising from filing UCC financing statements relating solely to leases permitted by this Agreement;

         (vii) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

        (viii) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Sections 4(d) and 4(e) of the Aircraft Chattel Mortgages;

          (ix) Liens described in Schedule 7(b) annexed hereto;

           (x) Liens granted pursuant to the Transaction Documents;

          (xi) Liens arising pursuant to the Second Amended and Restated Credit Agreement; and

         (xii) extensions, modifications, replacements and refinancings of any of the foregoing.

     "PERMITTED EXTENSION INDEBTEDNESS" means renewals, extensions, substitutions, refinancings or replacements (each an "extension") by Lessee of any Indebtedness of Lessee, including any such successive transactions by Lessee, so long as (i) any such Indebtedness bears interest at a rate which does not exceed 15% per annum, (ii) any such Permitted Extension Indebtedness shall be in a principal amount that does not exceed the principal amount immediately prior to such extension, plus the amount of any premium required to be paid in connection with such extension pursuant to the terms of such Indebtedness, plus the amount of expenses of Lessee incurred in connection with such extension,
(iii) in the case of any extension of subordinated Indebtedness, such Permitted Extension Indebtedness is made subordinate to the obligations of Lessee hereunder at least to the same extent as the Indebtedness immediately prior to such extension, (iv) such Permitted Exten-sion Indebtedness has a final stated maturity later than the end of the stated maturity of the Indebtedness being extended immediately prior to such extension and (v) the amortization and the other terms, provisions, conditions, covenants and events of default thereof taken as a whole shall be no more onerous or restrictive from the perspective of Lessee and its Subsidiaries or any less favorable, from the perspective of Lessor and Lenders than those contained in the Indebtedness immediately prior to such extension.

     "PERSON" means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, Joint Ventures, associations, companies, trusts, banks, trust companies, land trusts, business trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "PHILIPPINE LEASES" means, (i) that certain Lease Agreement dated as of February 23, 1995 by and between First Security Bank of Utah, National Association and Philippine Airlines, Inc. as amended by an Amendment dated March 31, 1995, as modified pursuant to an acknowledgement dated December 31, 1996 by and between Philippine Airlines and Lessee, and as assigned to Atlas Air, Inc. pursuant to an Assignment and Acceptance of Lease dated December 31, 1996 as the Lease Agreement may be further amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement and (ii) that certain Lease Agreement dated as of January 1, 1995 by and between Bankers Trust Company and Philippine Airlines, Inc., as the Lease Agreement may be further amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement, as modified pursuant to an acknowledgement dated May 12, 1997 by and between Philippine Airlines and Lessee, and as assigned to Lessee pursuant to an Assignment and Acceptance of Lease dated May 12, 1997 as the Lease Agreement may be further amended, restated, supplemented or otherwise modified from time to time in accordance with this Agreement .

     "POTENTIAL EVENT OF DEFAULT" means a condition or event that, after notice or the expiration of any grace period or both, would constitute an Event of Default under the Credit Agreement.

     "PRO FORMA BASIS" means, with respect to compliance with any covenant hereunder, compliance with such covenant after giving effect to any proposed incurrence of Indebtedness by Lessee or any of its Subsidiaries and the application of the proceeds thereof, the acquisition (whether by purchase, merger or otherwise) or disposition (whether by sale, merger or otherwise) of any company, entity or business or any asset (including any ACMI Contracted Aircraft) by Lessee or any of its Subsidiaries or any other related action which requires compliance on a Pro Forma Basis. In making any determination of compliance on a Pro Forma Basis, such determination shall be performed after good faith consultation with Lessor and Agent using the consolidated financial statements of Lessee and its Subsidiaries which shall be reformulated as if any such incurrence of Indebtedness and the application of proceeds, acquisition, disposition or other related action had been consummated at the beginning of the period specified in the covenant with respect to which Pro Forma Basis compliance is required.

     "PROCEEDINGS" has the meaning assigned to that term in subsection 6(a)(10).

     "RELEASE" means any release, spill, emission, leaking, pumping, pouring, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Materials into the indoor or outdoor environment (including, without limitation, the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), or into or out of any Facility, including the movement of any Hazardous Material through the air, soil, surface water, groundwater or property.

     "RENT" means Basic Rent and Supplemental Rent, collectively.

     "RESTRICTED JUNIOR PAYMENT" means (i) any dividend or other distribution, direct or indirect, on account of any shares of any class of stock of Lessee now or hereafter outstanding, except a dividend payable solely in shares of that class of stock to the holders of that class, (ii) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any shares of any class of stock of Lessee now or hereafter outstanding, (iii) any payment made to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire shares of any class of stock of Lessee now or hereafter outstanding, and (iv) any payment or prepayment of principal of, premium, if any, or interest on, or redemption, purchase, retirement, defeasance (including in-substance or legal defeasance), sinking fund or similar payment with respect to, any Designated Indebtedness.

     "S&P" means Standard & Poor's Corporation.

     "SECOND AMENDED AND RESTATED CREDIT AGREEMENT" means the Second Amended and Restated Credit Agreement, dated as of February 28, 1997, among Lessee, as Borrower, the lenders listed therein, Goldman Sachs Credit Partners L.P., as Syndication Agent, and Bankers Trust Company, as Agent, as amended by the First Amendment thereto, dated as of April 25, 1997, and by the Second Amendment thereto, dated as of May 29, 1997, but without giving effect to any further amendments, modifications, supplements or waivers thereof.

     "SECURITIES" means any stock, shares, partnership interests, voting trust certificates, certificates of interest or participation in any profit-sharing agreement or arrangement, options, warrants, bonds, debentures, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as "securities" or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.

     "SERVICES AGREEMENT" means a Services Agreement between Lessor and Lessee dated as of May 29, 1997.

     "SOLVENT" means, with respect to any Person, that as of the date of determination both (A) (i) the then fair saleable value of the property of such Person is (y) greater than the total amount of liabilities (including contingent liabilities) of such Person and (z) not less than the amount that will be required to pay the probable liabilities on such Person's then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to such Person; (ii) such Person's capital is not unreasonably small in relation to its business or any contemplated or undertaken transaction; and (iii) such Person does not intend to incur, or believe (nor should it reasonably believe) that it will incur, debts beyond its ability to pay such debts as they become due; and (B) such Person is "solvent" within the meaning given that term and similar terms under applicable laws relating to fraudulent transfers and conveyances. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all of the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     "SPECIAL PURPOSE SUBSIDIARY" means a Subsidiary of Lessee formed solely for the purpose of refinancing Indebtedness associated with a Financed Aircraft or acquiring or refinancing other aircraft with Permitted Extension Indebtedness or Other Permitted Indebtedness the only assets of which are such financed aircraft, leases of such aircraft and contracts related to the modification of such aircraft and contributions to capital of such Subsidiary, which together with all other contributions to capital made to other such Subsidiaries, are not in excess of 15% of the consolidated book value of the assets of the Lessee and its Subsidiaries, and the only liability of which is the Permitted Extension Indebtedness or Other Permitted Indebtedness incurred to refinance such Indebtedness; provided that Lessee beneficially owns and controls at least 95% of the issued and outstanding capital stock of such Subsidiary.

     "STIPULATED LOSS DETERMINATION DATE" shall mean each date referenced on the schedule of Stipulated Loss Values set forth in Exhibit C to this Lease.

     "STIPULATED LOSS VALUE" with respect to the Aircraft shall mean as of any date, the amount set forth on Exhibit C opposite the Stipulated Loss Determination Date immediately prior to such date, as such amount may be reduced in accordance with Section 3(f) plus all accrued and unpaid interest on the Loans relating to the Aircraft on the date of determination.

     "SUPPLEMENTAL RENT" means all amounts, liabilities and obligations (other than Basic Rent) which Lessee assumes or agrees to pay to Lessor or others under any of the Transaction Documents, including payments of Stipulated Loss Value and other amounts referred to in Section 3(c) of this Lease.

     "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof. For all purposes of this Agreement other than the financial covenants set forth in subsection 7(f) and the definitions related thereto, Lessor shall not be considered a Subsidiary of Lessee.

     "TAX" or "TAXES" shall have the meaning assigned to the term in Section 12(a) hereunder.

     "TERM" means the term for which the Aircraft is leased hereunder pursuant to Section 3(a) of the Lease, beginning on the Initial Borrowing Date and ending on the seventh anniversary of the Initial Borrowing Date, or such earlier date as the Lease may be terminated in accordance with the terms thereof.

     "TRANSACTION" means collectively (i) the termination by Atlas One of the Atlas One Leases, (ii) the Dividend, (iii) the Contribution, (iv) the leasing by Lessor to Lessee of the Aircraft and certain other aircraft pursuant to the Leases, (v) the repayment of the Existing Indebtedness and (vi) the release and termination of all security interests and Liens encumbering the Aircraft or any part thereof or any other assets of Lessor.

     "TRANSACTION DOCUMENTS" shall mean the Amendment to the Second Amended and Restated Credit Agreement, any bills of sale or certificates of transfer for each Aircraft (including bills of sale on AC Form 8050-2), the Leases, the releases of the Atlas One Leases, all documents relating to the repayment of the ING Obligations and the Lufthansa Obligations, the Loan Documents and all other agreements and documentation executed and delivered in connection with the Transaction, including, without limitation, in connection with the Dividend and the Contribution.

     "UNITED STATES CITIZEN" means a "citizen of the United States" within the meaning of the Federal Aviation Act.

     "UNSECURED REVOLVING CREDIT FACILITY" means that certain credit facility to be entered into between Atlas Air, Inc. and Bank One, Colorado, N.A., which provides for a $25,000,000 revolving working capital line of credit and a $1,000,000 term real estate loan, as amended, restated, supplemented or otherwise modified from time to time in accordance with the terms of this Lease.

     SECTION 2. Acceptance and Lease. Subject to the satisfaction or waiver of the conditions precedent contained in the Credit Agreement and the occurrence of the Initial Borrowing Date, Lessor hereby agrees to lease to Lessee hereunder, and Lessee hereby agrees to accept on the Initial Borrowing Date from Lessor hereunder, the Aircraft as evidenced by the execution by Lessor and Lessee of a Lease Supplement leasing the Aircraft hereunder. Lessee agrees to appoint in writing one or more of its employees as its authorized representative to accept delivery of the Aircraft pursuant to the terms hereof. Lessee hereby agrees that acceptance of delivery by such employee or employees shall, without further act, irrevocably constitute acceptance by Lessee of the Aircraft for all purposes of this Lease Agreement.

     SECTION 3. Term and Rent. (a) Term and Basic Rent. The Term shall commence on the Initial Borrowing Date and end on the seventh anniversary of the Initial Borrowing Date or such earlier date as this Lease may be terminated in accordance with the provisions hereof. Basic Rent shall accrue during the Term in accordance with Exhibit B hereto. Lessee shall pay to Lessor on each Basic Rent Payment Date an amount of Basic Rent specified opposite each Basic Rent Payment Date on Exhibit B hereto as such amounts may be adjusted pursuant to
Section 3 plus accrued interest on Basic Rent previously accrued but unpaid as specified on Exhibit B.

     (b) Adjustments to Basic Rent. The Basic Rent shall be adjusted upwards on each Basic Rent Payment Date by an amount, determined by Agent and notified to Lessor and Lessee prior to the Basic Rent Payment Date, which represents the amount of interest due and payable on the Loans relating to the Aircraft on such Basic Rent Payment Date and determined in accordance with the Credit Agreement.

     (c) Supplemental Rent. Lessee shall pay (or cause to be paid) to Lessor, or to whomsoever shall be entitled thereto, any and all Supplemental Rent constituting Stipulated Loss Value as the same shall become due and owing and all other amounts of Supplemental Rent within 10 days after demand, and in the event of any failure on the part of Lessee to pay any Supplemental Rent when due, Lessor shall have all rights, powers and remedies provided for herein or by law or equity or otherwise in the case of nonpayment of Basic Rent. Lessee also will pay to Lessor, or to whomsoever shall be entitled thereto, as assignee of Lessor, on demand, as Supplemental Rent, (i) interest at the Past Due Rate with respect to any part of any installment of Basic Rent not paid when due for any period for which the same shall be overdue and on any payment of Supplemental Rent not paid when due for the period and, to the extent permitted by law, on interest accrued on Basic Rent which itself was accrued and not paid to the extent such accrued interest was not paid when due until the same shall be paid and on any other amounts payable hereunder which are not paid when due and (ii) all amounts payable by Lessor pursuant to subsections 2.6D, 2.7, 9.2 and 9.3 of the Credit Agreement; provided, however, to the extent any Supplemental Rent required to be paid pursuant to this clause
(ii) of subsection 2(c) has been paid by Lessee pursuant to the terms of another Lease, then Lessee's obligations hereunder shall be deemed to be satisfied by the payments made pursuant to such other Lease.

     (d) Payments in General. All payments of Rent shall be made directly by Lessee prior to 12:00 p.m. (New York time), to Lessor at its office at 538 Commons Drive, Golden, CO 80401, Attention: Richard H. Shuyler (or such other office of Lessor in the continental United States or such other account as Lessor shall direct in a notice to Lessee at least 10 Business Days prior to the date such payment of Rent is due); provided that so long as any Obligations remain outstanding, all Rent shall be paid directly to the Agent at the Funding and Payment Office; provided, further, that to the extent the amount of Rent paid directly to the Agent is in excess of the amount of principal and interest on the Loans relating to the Aircraft and other unpaid Obligations (other than principal and interest on other Loans relating to other aircraft leased pursuant to the other Leases and after taking into account all other payments of rent pursuant to the other Leases on such date), then such excess amounts shall be paid by the Agent to Lessor at its above-referenced office.

     Notwithstanding anything to the contrary contained herein, if any date on which a payment of Rent becomes due and payable is not a Business Day then such payment shall be made on the next succeeding Business Day; provided, however, if any date on which a payment of Rent becomes due is not a Business Day and is a day of the month after which no further Business Day occurs in such month, the payment of Rent shall be made on the next preceding Business Day. No interest shall accrue on the amount of any payment made on the Business Day next succeeding the regularly scheduled Basic Rent Payment Date, if such payment is made on such next succeeding Business Day because the original date of payment was not a Business Day (it being understood that the amount of Basic Rent includes Rent for such day).

     (e)  Minimum Rent. Anything herein to the contrary notwithstanding,

          (i) each installment of Basic Rent, whether or not such installment has been adjusted pursuant to Section 3(b), together with all prior Basic Rent due and payable on such date and all accrued interest thereon shall be, under all circumstances and in any event, in an amount at least sufficient for Lessor to pay in full principal and interest on the Loans relating to the Aircraft required to be paid by Lessor on or within five Business Days of the due date of such installment of Basic Rent; and

          (ii) payments of Stipulated Loss Value shall be, under any circumstances and in any event, in an amount which (when taken together with any other Basic

     Rent due and payable in connection therewith) is at least equal to, as of the date of payment, the sum of the aggregate unpaid principal of and accrued interest on the Loans relating to the Aircraft and all other unpaid Obligations of Lessor (other than principal and interest on Loans relating to other Aircraft and after taking into account all other payments of Stipulated Loss Value pursuant to the other Leases on such date).

          (f) Prepayment of Rent Payments:

          (i) In the event that Lessor is at any time required to repay Loans relating to the Aircraft pursuant to Section 2.4C(ii) of the Credit Agreement, Lessor shall notify Lessee of such required prepayment and Lessee shall immediately prepay an amount of Basic Rent equal to the amount of such required prepayment less any required payments of the Loans relating to the Aircraft actually made by the Lessor from Insurance Proceeds or Condemnation Proceeds (as each such term is defined in the Credit Agreement) received directly by the Lessor.

          (ii) The Lessee shall also be permitted to voluntarily prepay Basic Rent at any time and from time to time, without premium or penalty upon not less than three Business Days prior to written or telephonic notice to Lessor and Agent.

          (iii) In the event of any prepayment pursuant to this Section 3(f)(ii), the schedules of Basic Rent and Stipulated Loss Value, shall be adjusted so as to preserve the after tax yield and after tax cash flows of the Lessor and, to the extent consistent therewith, to minimize the net present value of Basic Rent payments. All such computations shall be made on the basis of the same assumptions and the method of computations employed in the original calculations of Basic Rent and Stipulated Loss Values (except to the extent such assumptions have been changed as a result of such prepayment or any prior such adjustment). At the Lessee's written request, independent public accountants mutually selected by the Lessor and the Lessee shall confirm the required adjustments. The final determination of any adjustment hereunder shall be set forth in amendments to this Lease, executed and delivered by the Lessor, the Lessee and consented to by the Agent. The reasonable fees, cost and expenses of the verifying accounting firm shall be paid by the Lessee.

          Anything contained in the foregoing to the contrary notwithstanding, after giving effect to the foregoing such adjustments the revised Basic Rent and Stipulated Loss Values shall permit to the Lessee to comply with
     Section 3(e) hereof.

          SECTION 4. Certain Representations and Warranties. LESSEE ACKNOWLEDGES AND AGREES THAT AS BETWEEN LESSOR AND LESSEE (A) THE AIRFRAME AND EACH ENGINE ARE OF A SIZE, DESIGN, CAPACITY AND MANUFACTURE SELECTED BY AND ACCEPTABLE TO LESSEE AND LESSEE

TAKES THE SAME "AS IS", (B) LESSEE IS SATISFIED THAT THE AIRFRAME AND EACH ENGINE ARE SUITABLE FOR ITS PURPOSES, (C) LESSOR IS NOT A MANUFACTURER OR A DEALER IN PROPERTY OF SUCH KIND, AND (D) NEITHER LESSOR NOR THE AGENT NOR ANY LENDER MAKES, HAS MADE OR SHALL BE DEEMED TO HAVE MADE, AND EACH WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS FOR USE FOR A PARTICULAR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that Lessor covenants that it will not, through its own actions or inactions, in such capacity, interfere in Lessee's quiet enjoyment of the Aircraft unless this Lease shall have been declared or deemed to have been declared in default pursuant to Section 17 hereof. None of the provisions of this Section 4 or any other provision of this Lease shall be deemed to amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of any manufacturer, any affiliate thereof, any subcontractor or supplier of any manufacturer or any affiliate thereof, with respect to the Airframe, Engines, or any Parts, or to release the manufacturer, any affiliate thereof, or any such subcontractor or supplier from any such representation, warranty or obligation. Unless a Default or Lease Event of Default shall have occurred and be continuing, Lessor agrees to make available to Lessee such rights as Lessor may have under any warranty with respect to the Aircraft made by the manufacturer or any affiliate thereof or any of its subcontractors or suppliers and any other claims against the manufacturer or any affiliate thereof, or any such subcontractor or supplier with respect to the Aircraft, all pursuant to and in accordance with the terms of any applicable purchase agreements or warranty agreements.

          SECTION 5. Lessee's Representations and Warranties. In order to induce Lessor to enter into this Lease and Agent and the Lenders to make the Loans under the Credit Agreement, Lessee represents and warrants to the Lessor, Agent and each Lender on the date of this Lease that the following statements are true, correct and complete:

(a)  ORGANIZATION, POWERS, QUALIFICATION, GOOD STANDING, BUSINESS AND
     SUBSIDIARIES.

          (i) ORGANIZATION AND POWERS. Lessee is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Lessee has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted and as proposed to be conducted, to enter into this Lease and the other Transaction Documents and to carry out the transactions contemplated hereby and thereby.

        (ii) QUALIFICATION AND GOOD STANDING. Lessee is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, except in jurisdictions where the failure to be so qualified or in good standing has not had and will not have a Material Adverse Effect.

        (iii) SUBSIDIARIES. All of the Subsidiaries of Lessee as of the Initial Borrowing Date are identified on Schedule 5(a)(iii) annexed hereto. The capital stock of each of the Subsidiaries of Lessee identified in Schedule 5(a)(iii) annexed hereto (as so supplemented) is duly authorized, validly issued, fully paid and nonassessable and none of such capital stock constitutes Margin Stock. Each of the Subsidiaries of Lessee identified in Schedule 5(a)(iii) annexed hereto is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation set forth therein, has all requisite corporate power and authority to own and operate its properties and to carry on its business as now conducted and as proposed to be conducted, and is qualified to do business and in good standing in every jurisdiction where its assets are located and wherever necessary to carry out its business and operations, in each case except where failure to be so qualified or in good standing or a lack of such corporate power and authority has not had and will not have a Material Adverse Effect. Schedule 5(a)(iii) annexed hereto correctly sets forth the ownership interest of Lessee and each of its Subsidiaries in each of the Subsidiaries of Lessee identified therein.

(b)   AUTHORIZATION OF TRANSACTION DOCUMENTS, ETC.

         (i) AUTHORIZATION OF TRANSACTION DOCUMENTS. The execution, delivery and performance of this Lease and the other Transaction Documents have been duly authorized by all necessary corporate action on the part of Lessee or its Subsidiaries, as the case may be.

         (ii) NO CONFLICT. The execution, delivery and performance by Lessee or its Subsidiaries, as the case may be, of this Lease and the other Transaction Documents and the consummation of the transactions contemplated by the Transaction Documents do not and will not (i) violate any provision of any law or any governmental rule or regulation applicable to Lessee or any of its Subsidiaries, the Certificate or Articles of Incorporation or Bylaws of Lessee or any of its Subsidiaries or any order, judgment or decree of any court or other agency of government binding on Lessee or any of its Subsidiaries, (ii) conflict with in any material respect, result in a material breach of or constitute (with due notice or lapse of time or both) a material default under any material Contractual Obligation of Lessee or any of its Subsidiaries, (iii) result in or require the creation or imposition of any Lien upon any of the properties or assets of Lessee or any of its Subsidiaries (other than any

Liens created under this Lease or any of the other Transaction Documents in favor of the Agent on behalf of the Lenders), or (iv) require any approval of stockholders or any approval or consent of any Person under any Contractual Obligation of Lessee or any of its Subsidiaries, except for such approvals or consents which will be obtained on or before the Initial Borrowing Date and disclosed in writing to Lessor and Lenders.

      (iii) GOVERNMENTAL CONSENTS. The execution, delivery and performance by the Lessee and its Subsidiaries, as the case may be, of this Lease and the other Transaction Documents and the consummation of the transactions contemplated by this Lease and the other Transaction Documents do not and will not require any registration with, consent or approval of, or notice to, or other action to, with or by, any federal, state or other governmental authority or regulatory body which has not been obtained or made on or prior to the date required to be obtained or made.

      (iv) BINDING OBLIGATION. This Lease and each of the other Transaction Documents has been duly executed and delivered by Lessee and its Subsidiaries, as the case may be, to the extent it is a party thereto, and is the legally valid and binding obligation of each such Person, enforceable against each such Person in accordance with its respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or limiting creditors' rights generally or by equitable principles relating to enforceability.

(c) FINANCIAL CONDITION.

      (A) Lessee has heretofore delivered to Lessor, Agent and Lenders, the following financial statements and information: (i) the audited consolidated and consolidating balance sheets of Lessee and its Subsidiaries as at December 31, 1996, and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Lessee and its Subsidiaries for the fiscal year then ended, (ii) the unaudited consolidated and consolidating balance sheets of Lessee and its Subsidiaries as at March 31, 1997 and the related unaudited consolidated and consolidating statements of income, stockholders' equity and cash flows of Lessee and its Subsidiaries for the three months then ended. All such statements were prepared in conformity with GAAP and fairly present the financial position (on a consolidated and, where applicable, consolidating basis) of the entities described in such financial statements as at the respective dates thereof and the results of operations and cash flows (on a consolidated and, where applicable, consolidating basis) of the entities described therein for each of the periods then ended, subject, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments. Neither Lessee nor any of its Subsidiaries has (and will not following the Initial Borrowing Date) have any Contingent Obligation, contingent liability or liability for taxes, long-term lease or unusual forward or long-term commitment that is not reflected in the foregoing financial statements or the notes thereto and which in any such case is mate-rial in relation to the business, operations, properties, assets, condition (financial or otherwise) or prospects of Lessee or any of its Subsidiaries.

       (B) Except as fully disclosed in the financial statements delivered pursuant to Section 5(c)(A), there were as of the Initial Borrowing Date no liabilities or obligations with respect to Lessee and its Subsidiaries of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether or not due) which, either individually or in aggregate, could reasonably be expected to be material to Lessee and its Subsidiaries taken as a whole. As of the Initial Borrowing Date, Lessee does not know of any basis for the assertion against it of any liability or obligation of any nature whatsoever that is not fully disclosed in the financial statements delivered pursuant to
Section 5(c)(A) which, either individually or in the aggregate, could reasonably be expected to be material to Lessee and its Subsidiaries taken as a whole.

(d) NO MATERIAL ADVERSE CHANGE; NO RESTRICTED JUNIOR PAYMENTS.

       Since March 31, 1997, no event or change has occurred that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect. Since March 31, 1997, neither Lessee nor any of its Subsidiaries has directly or indirectly declared, ordered, paid or made, or set apart any sum or property for, any Restricted Junior Payment or agreed to do so, except as permitted by subsection 7(e) hereunder.

(e) TITLE TO PROPERTIES, LIENS.

       (i) Lessee and its Subsidiaries have (i) good, sufficient and legal title to (in the case of fee interests in real property), (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), or (iii) good title to (in the case of all other personal property), all of the properties and assets reflected in the financial statements referred to in subsection 5(c) or in the most recent financial statements delivered pursuant to subsection 6(a), in each case except for assets disposed of since the date of such financial statements in the ordinary course of business or as otherwise permitted under subsection 7(g). Except as permitted by this Lease, all such properties and assets are free and clear of Liens.

(f) LITIGATION, ADVERSE FACTS.

       There are no actions, suits, proceedings, arbitrations or governmental investigations (whether or not purportedly on behalf of Lessee or any of its Subsidiaries) at law or in equity or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, pending or, to the knowledge of Lessee, threatened against or affecting Lessee or any of its Subsidiaries or any property of Lessee or any of its Subsidiaries that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. Neither Lessee nor any of its Subsidiaries is (i) in violation of any applicable laws that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect or (ii) subject to or in default with respect to any final judgments, writs, injunctions, decrees, rules or regulations of any court or any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

(g) PAYMENT OF TAXES.

       Except to the extent permitted by subsection 6(c), all tax returns and reports of Lessee and its Subsidiaries required to be filed by any of them have been timely filed, and all taxes, assessments, fees and other governmental charges upon Lessee and its Subsidiaries and upon their respective properties, assets, income, businesses and franchises which are due and payable have been paid when due and payable. Lessee does not know of any proposed tax assessment against Lessee or any of its Subsidiaries which is not being actively contested by Lessee or such Subsidiary in good faith and by appropriate proceedings; provided that such reserves or other appropriate provisions, if any, for liabilities for taxes as shall be required in conformity with GAAP shall have been made or provided in the financial statements of Lessee. There are no agreements with respect to taxes between Lessee and any tax agency or authority.

(h) PERFORMANCE OF AGREEMENTS.

       Neither Lessee nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any of its Contractual Obligations, and no condition exists that, with the giving of notice or the lapse of time or both, would constitute such a default, except where the consequences, direct or indirect, of such default or defaults, if any, would not have a Material Adverse Effect.

(i) GOVERNMENTAL REGULATION.

       Neither Lessee nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act or the Investment Company Act of 1940 or under any other federal or state statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of its obligations under the Transaction Documents unenforceable.

(j) EMPLOYEE BENEFIT PLANS.

       Lessee maintains a qualified retirement plan under Section 401(k) of the Internal Revenue Code and a medical benefit plan. Lessee's 401(k) Plan has no unfunded li-abilities in excess of $10,000,000, and Lessee is in compliance with all applicable provisions and requirements of ERISA and the regulations and published interpretations thereunder with respect to each Employee Benefit Plan and has performed all its obligations under such Employee Benefit Plan in all material respects. Lessee has no Employee Benefit Plans, other than its 401(k) Plan and the medical benefit plan. The Lessee has no ERISA Affiliates that sponsor, maintain, contribute to or are liable with respect to any Employee Benefit Plans.

(k)      CERTAIN FEES.

              No broker's or finder's fee or commission will be payable with respect to this Lease or other Transaction Documents or any of the transactions contemplated hereby.

(l)      ENVIRONMENTAL PROTECTION.

              (i) All facilities and operations of the Lessee and its Subsidiaries are, and have been to the best of Lessee's knowledge, in compliance in all material respects with all applicable Environmental Laws.

              (ii) There are no, and have been no, conditions, occurrences, or Hazardous Materials Activity, (a) arising at any facilities owned or operated by Lessee or (b) arising in connection with the operations of Lessee or any of its Subsidiaries (including the transportation of Hazardous Materials), which conditions, occurrences or Hazardous Materials Activity could reasonably be expected to form the basis of an Environmental Claim against Lessee and which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

              (iii) To the best of Lessee's knowledge, there are no pending or threatened Environmental Claims against Lessee or any of its Subsidiaries, and neither Lessee nor any of its Subsidiaries has received no written notices, inquiries, or requests for information with respect to any Environmental Claims.

(m)      EMPLOYEE MATTERS.

              There is no strike or work stoppage in existence or threatened involving Lessee or any of its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

(n)      SOLVENCY.

              Lessee and each of its Subsidiaries is and, upon the incurrence of any obligations by Lessee under the Leases, will be, after giving effect to the transactions contemplated hereby, Solvent.

(o)      DISCLOSURE.

              No representation or warranty of Lessee or any of its Subsidiaries contained in this Lease or any other Transaction Document or in any other document, certificate or written statement furnished to Lessor, Agent or Lenders by or on behalf of Lessee or any of its Subsidiaries for use in connection with the transactions contemplated by this Lease and the other Transaction Documents contains any untrue statement of a material fact or omits to state a material fact (known to Lessee, in the case of any document not furnished by it) necessary in order to make the statements contained herein or therein not misleading in light of the circumstances in which the same were made. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by Lessee to be reasonable at the time made, it being recognized by Lessor, Agent and Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results. There are no facts known (or which should upon the reasonable exercise of diligence be known) to Lessee (other than matters of a general economic nature) that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect and that have not been disclosed herein or in such other documents, certificates and statements furnished to Lessor, Agent and Lenders for use in connection with the transactions contemplated hereby.

              SECTION 6. Lessee's Affirmative Covenants. Lessee covenants and agrees that, so long as any amounts under this Lease remain unpaid, Lessee shall perform, and will cause each of its Subsidiaries to perform, all covenants in this Section 6.

(a)      FINANCIAL STATEMENTS AND OTHER REPORTS.

              Lessee will maintain, and cause each of its Subsidiaries to maintain, a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in conformity with GAAP. Lessee will deliver to Lessor, Agent and Lenders:

              (1) Monthly Financials: within 30 days after the end of each month ending after the Initial Borrowing Date, financial statements prepared by Lessee in the ordinary course of business certified by the chief financial officer of Lessee that they fairly present the financial condition of Lessee and its Subsidiaries for such month, subject to changes resulting from audit and normal year-end adjustments;
         provided, however, such monthly financial statements shall only be required to be delivered to Agent to the extent such monthly financial statements are required to be delivered under the Second Amended and Restated Credit Agreement as such agreement may be amended, modified, supplemented, renewed or refinanced from time to time;

                      (2) Quarterly Financials: as soon as available and in any event within 45 days after the end of each fiscal quarter of each fiscal year, (a) the consolidated and consolidating balance sheets of Lessee and its Subsidiaries as at the end of such fiscal quarter and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Lessee and its Subsidiaries for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast for the current fiscal year delivered pursuant to subsection 6(a)(12)), all in reasonable detail and certified by the chief financial officer of Lessee that they fairly present the financial condition of Lessee and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, subject to changes resulting from audit and normal year-end adjustments, and (b) a narrative report describing the operations of Lessee and its Subsidiaries in the form prepared for presentation to senior management for such fiscal quarter and for the period from the beginning of the then current fiscal year to the end of such fiscal quarter; provided that delivery of Lessee's Form 10-Q for such fiscal quarter shall be deemed to satisfy the requirements of this subsection 6(a)(2);

                      (3) Year-End Financials: as soon as available and in any event within 90 days after the end of each fiscal year, (a) the consolidated and consolidating balance sheets of Lessee and its Subsidiaries as at the end of such fiscal year and the related consolidated and consolidating statements of income, stockholders' equity and cash flows of Lessee and its Subsidiaries for such fiscal year, setting forth in each case in comparative form the corresponding figures for the previous fiscal year and the corresponding figures from the consolidated plan and financial forecast delivered pursuant to subsection 6(a)(12) for the fiscal year covered by such financial statements, all in reasonable detail and certified by the chief financial officer of Lessee that they fairly present the financial condition of Lessee and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated, (b) a narrative report describing the operations of Lessee and its Subsidiaries in the form prepared for presentation to senior management for such fiscal year, and (c) in the case of such consolidated financial statements, a report thereon of Arthur Andersen LLP or other independent certified public accountants of recognized national standing selected by Lessee and satisfactory to Lessor and Agent, which report shall be unqualified, shall express no doubts about the ability of Lessee and its Subsidiaries to continue as a going concern, and shall state that such consolidated financial statements fairly present the consolidated financial position of Lessee and its Subsidiaries as at the dates indicated and the results of their operations and their cash flows for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except as otherwise disclosed in such financial statements) and that the examination by such accountants in connection with such consolidated financial state-ments has been made in accordance with generally accepted auditing standards; provided that delivery of Lessee's Form 10-K for such fiscal year shall be deemed to satisfy the requirements of clauses (a) and (b) of this subsection 6(a)(3);

                  (4) Officers' and Compliance Certificates: together with each delivery of financial statements of Lessee and its Subsidiaries pursuant to subdivisions (2) and (3) above after the Initial Borrowing Date, (a) an Officers' Certificate of Lessee stating that the signers have reviewed the terms of this Lease and have made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of Lessee and its Subsidiaries during the accounting period covered by such financial statements and that such review has not disclosed the existence during or at the end of such accounting period, and that the signers do not have knowledge of the existence as at the date of such Officers' Certificate, of any condition or event that constitutes a Default or Lease Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action Lessee has taken, is taking and proposes to take with respect thereto; and (b) a Compliance Certificate demonstrating in reasonable detail compliance during and at the end of the applicable quarterly and annual accounting periods with the restrictions contained in Section 7;

                  (5) Pricing Certificates: On or after the third anniversary of the Initial Borrowing Date, a certificate setting forth the credit rating on Lessee's obligations under the Pass Through Trust Documents,
         (a) together with each delivery of financial statements of Lessee pursuant to subdivisions (2) and (3) above, (b) within one Business Day after any public release by S&P or Moody's lowering its credit rating on Lessee's obligations under the Pass Through Trust Documents and (c) at such additional times as Lessee may elect;

                  (6) Accountants' Certification: together with each delivery of consolidated financial statements of Lessee and its Subsidiaries pursuant to subdivision (3) above, a written statement by the independent certified public accountants giving the report thereon (a) stating that their audit examination has included a review of the terms of this Lease and the other Transaction Documents as they relate to accounting matters, (b) stating whether, in connection with their audit examination, any condition or event that constitutes a Default or Lease Event of Default has come to their attention and, if such a condition or event has come to their attention, specifying the nature and period of existence thereof; provided that such accountants shall not be liable by reason of any failure to obtain knowledge of any such Default or Lease Event of Default that would not be disclosed in the course of their audit examination, and (c) stating that based on their audit examination nothing has come to their attention that causes them to believe either or both that the information contained in the certificates delivered therewith pursuant to subdivision (4) above is not correct or that the matters set forth in the Compliance Certificates delivered therewith pursuant to clause (b) of subdivision (4) above for the applicable fiscal year are not stated in accordance with the terms of this Lease;

          (7) Accountants' Reports: promptly upon receipt thereof (unless restricted by applicable professional standards), copies of all reports submitted to Lessee by independent certified public accountants in connection with each annual, interim or special audit of the financial statements of Lessee and its Subsidiaries made by such accountants, including, without limitation, any comment letter submitted by such accountants to management in connection with their annual audit;

          (8) SEC Filings: promptly upon their becoming available, copies of (a) all financial statements, reports, notices and proxy statements sent or made available generally by Lessee to its security holders, (b) all regular and periodic reports and all registration statements (other than on Form S-8 or a similar form) and prospectuses, if any, filed by Lessee or any of its Subsidiaries with any securities exchange or with the Securities and Exchange Commission or any governmental or private regulatory authority;

          (9) Lease Events of Default, etc.: promptly upon any officer of Lessee obtaining knowledge (a) of any condition or event that constitutes a Default or Lease Event of Default, (b) that any Person has given any notice to Lessee or any of its Subsidiaries or taken any other action with respect to a claimed default or event or condition of the type referred to in subsection 16(1), (c) of any condition or event that would be required to be disclosed in a current report filed by Lessee with the Securities and Exchange Commission on Form 8-K (Items 1, 2, 4, 5 and 6 of such Form as in effect on the date hereof) if Lessee were required to file such reports under the Exchange Act, or (d) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a Material Adverse Effect, an Officers' Certificate specifying the nature and period of existence of such condition, event or change, or specifying the notice given or action taken by any such Person and the nature of such claimed Lease Event of Default, Default, default, event or condition, and what action Lessee has taken, is taking and proposes to take with respect thereto;

          (10) Litigation or Other Proceedings: (a) promptly upon any officer of Lessee obtaining knowledge of (X) the institution of, or non-frivolous threat of, any action, suit, proceeding (whether administrative, judicial or otherwise), governmental investigation or arbitration against or affecting Lessee or any of its Subsidiaries or any property of Lessee or any of its Subsidiaries (collectively, "PROCEEDINGS") not previously disclosed in writing by Lessee to Lessor and Lenders or (Y) any material development in any Proceeding that, in any case:

               (I) if adversely determined, has a reasonable possibility of giving rise to a Material Adverse Effect; or

               (II) seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated hereby and under the other Transaction Documents;

          written notice thereof together with such other information as may be reasonably available to Lessee to enable Lessor and Lenders and their counsel to evaluate such matters; and (b) within twenty days after the end of each fiscal quarter of Lessee, a schedule of all Proceedings involving an alleged liability of, or claims against or affecting, Lessee or any of its Subsidiaries equal to or greater than $1,000,000 and promptly after request by Lessor and Agent such other information as may be reasonably requested by Lessor and Agent to enable Agent and their counsel to evaluate any of such Proceedings;

          (11) ERISA Notices: with reasonable promptness, copies of (a) each annual report (Form 5500 Series) filed by Lessee or any of its ERISA Affiliates with the Internal Revenue Service with respect to each Employee Benefit Plan, (b) any notices received by Lessee or any of its ERISA Affiliates with respect to a "multiemployer plan," within the meaning of
     Section 4001(a)(3) of ERISA, and (c) such other documents or governmental reports or filings relating to any Employee Benefit Plan as Lessor or Agent shall reasonably request;

          (12) Financial Plans and Projections: as soon as practicable after preparation thereof by Lessee in the normal course of business, Lessee shall provide copies of its financial plans and projections and at the reasonable request of Lessor and Agent an opportunity for Lessor and Lenders to question and discuss such materials with the Chief Financial Officer of Lessee; provided that, at the request of Lessee, all copies of such financial plans and projections shall be returned to Lessee after review thereof and the completion of such discussion;

          (13) Environmental Audits and Reports: as soon as practicable following receipt thereof, copies of all environmental audits and reports, whether prepared by personnel of Lessee or any of its Subsidiaries or by independent consultants, with respect to significant environmental matters at any facility or which relate to an Environmental Claim which could result in a Material Adverse Effect; and

       (14) Other Information: with reasonable promptness, such other information and data with respect to Lessee or any of its Subsidiaries as from time to time may be reasonably requested by Lessor or Agent.

(b) CORPORATE EXISTENCE.

       Except as permitted under subsection 7(g) hereunder, Lessee will, and will cause each of its Subsidiaries to, at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business; provided, however, that the corporate existence of any such Subsidiary may be terminated if such termination is in the interests of Lessee and its Subsidiaries and is not materially disadvantageous to Lessor or to any assignee of the Lease. Lessee will at all times maintain its corporate existence as a United States Citizen.

(c) PAYMENT OF TAXES AND CLAIMS; TAX CONSOLIDATION.

       (i) Lessee will, and will cause its Subsidiaries to, pay all taxes, assessments and other governmental charges imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty, fine or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty fine or interest shall be incurred with respect thereto; provided that no such charge or claim need be paid if being contested in good faith by appropriate proceedings promptly instituted and diligently conducted and if such reserve or other appropriate provision, if any, with respect to any liability for taxes, as shall be required in conformity with GAAP shall have been made therefor in the financial statements of the Lessee.

       (ii) Lessee will not, and will not permit any of its Subsidiaries to, file or consent to the filing of any consolidated income tax return with any Person (other than any Subsidiary of Lessor or Lessee).

(d) MAINTENANCE OF PROPERTIES; INSURANCE.

      Lessee will, and will cause its Subsidiaries to, maintain or cause to be maintained in good repair, working order and condition, ordinary wear and tear excepted, all material properties used or useful in the business of Lessee and its Subsidiaries and from time to time will make or cause to be made all appropriate repairs, renewals and replacements thereof. Lessee will maintain or cause to be maintained, with financially sound and reputable insurers, insurance with respect to its properties and business and the properties and businesses of its Subsidiaries against loss or damage (including, without limitation, flood insurance, if necessary or advisable) of the kinds customarily carried or maintained under similar circumstances by corporations of established reputation engaged in similar businesses.

(e) INSPECTION; LENDER MEETING.

       Lessee will, and will cause its Subsidiaries to, permit any authorized representatives designated by Lessor, Agent or any Lender to visit and inspect any of the properties of Lessee or any of its Subsidiaries, including the Aircraft or any part thereof and any Engine, and its and their financial and accounting records, and to make copies and take extracts therefrom, and to discuss its and their affairs, finances and accounts with its and their officers and independent public accountants (provided that Lessee may, if it so chooses, be present at or participate in any such discussion), all upon reasonable notice and at such reasonable times during normal business hours and as often as may be reasonably requested; provided that so long as no Lease Event of Default shall have occurred and be continuing, such inspection shall not be disruptive to Lessee's business, as reasonably determined by Lessee. Without in any way limiting the foregoing, Lessee will, upon the request of Lessor or Agent, participate in a meeting of Agent and Lenders once during each fiscal year to be held at Lessee's corporate offices (or such other location as may be agreed to by Lessee, Lessor and Agent) at such time as may be agreed to by Lessee, Lessor and Agent.

(f) COMPLIANCE WITH LAWS, ETC.

       Lessee will, and will cause its Subsidiaries to, comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority (including, without limitation, Environmental Laws), noncompliance with which could reasonably be expected to cause a Material Adverse Effect. Lessee shall not conduct, and shall not permit the conduct of, any Hazardous Materials Activity at any facility or at any other location which could reasonably be expected to form the basis of an Environmental Claim against Lessee and which could reasonably be expected to have a Material Adverse Effect.

(g) LESSEE'S REMEDIAL ACTION REGARDING HAZARDOUS MATERIALS.

       Lessee will promptly take, and will cause each of its Subsidiaries promptly to take, any and all necessary remedial action in connection with the presence, storage, use, disposal, transportation or Release of any Hazardous Materials on, under or about any facility in order to comply with all applicable Environmental Laws and Governmental Authorizations. In the event Lessee or any of its Subsidiaries undertakes any remedial action with respect to any Hazardous Materials on, under or about any facility, Lessee or such Subsidiary will conduct and complete such remedial action in compliance with all applicable Environmental Laws, and in accordance with the policies, orders and directives of all federal, state and local governmental authorities except when, and only to the extent that, Lessee's or such Subsidiary's liability for such presence, storage, use, disposal, trans-portation or discharge of any Hazardous Materials is being contested in good faith by Lessee or such Subsidiary. Notwithstanding anything to the contrary contained in this Lease, Lessee and its Subsidiaries may engage in the transportation of Hazardous Materials in the ordinary course of business so long as such is conducted in compliance with all applicable Environmental Laws, and all other applicable laws, policies, orders, directives and regulations.

(h)   EMPLOYEE BENEFIT PLANS.

          Lessee will not establish or permit to be established any Employee Benefit Plans for Lessee or any of its employees and will not permit any ERISA Affiliate to establish any Employee Benefit Plan which, in either case, could reasonably be expected to result in a liability for Lessee, under Title IV of ERISA or the minimum funding standards of Part 3 of Subtitle B of Title I of ERISA, in excess of $20 million.

          SECTION 7. Lessee's Negative Covenants. Lessee covenants and agrees that, so long as any amounts remain owing under this Lease, Lessee shall perform, and shall cause each of its Subsidiaries to perform, all covenants in this Section 7.

(a)   INDEBTEDNESS.

          Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or guaranty, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (1) Lessee may become and remain liable with respect to the obligations under the Second Amended and Restated Credit Agreement;

          (2) Lessee and its Subsidiaries may become and remain liable with respect to Contingent Obligations permitted by subsection 7(d) and, upon any matured obligations actually arising pursuant thereto, the Indebtedness corresponding to the Contingent Obligations so extinguished;

          (3) Lessee and its Subsidiaries may become and remain liable with respect to Indebtedness in respect of Capital Leases; provided that such Capital Leases are permitted under the terms of subsection 7(i);

          (4) Lessee and its Subsidiaries, as applicable, may remain liable with respect to Indebtedness described in Schedule 7(a)(4) annexed hereto;

          (5) Lessee may become and remain liable with respect to Permitted Extension Indebtedness; provided that with respect to any transaction in which Permitted Extension Indebtedness is incurred with respect to any Financed Aircraft, the cash proceeds from such Permitted Extension Indebtedness are sufficient to repay in full the Indebtedness associated with such Financed Aircraft;

          (6) so long as no Default or Lease Event of Default shall have occurred and be continuing or would result therefrom and Lessee delivers an Officers' Certificate to Lessor, Agent and Lenders, in form and substance reasonably satisfactory to Lessor and Agent, confirming that, on a Pro Forma Basis after giving effect to such incurrence of Indebtedness, (i) the ratio of Consolidated Total Debt (less Cash and Cash Equivalents held by Lessee in excess of $25 million) as of the last day of the most recently ended fiscal quarter (the "Determination Date") to Consolidated Adjusted EBITDA for the four-fiscal quarter period ending on such Determination Date did not exceed 4.5:1.0, (ii) the ratio of Consolidated Adjusted EBITDA for such four-fiscal quarter period to Consolidated Interest Expense for such four-fiscal quarter period was not less than 3.0:1.0; and (iii) Lessee will be in compliance with all covenants set forth in subsection 7(f) hereof, Lessee and its Subsidiaries may incur Other Permitted Indebtedness; and

          (7) Lessee may become and remain liable with respect to Indebtedness under the Unsecured Revolving Credit Facility in an aggregate principal amount not to exceed $26 million at any time outstanding; and

          (8) Lessee may become and remain liable with respect to other Indebtedness in an aggregate principal amount not to exceed, without duplication, when added to the maximum aggregate liability, contingent or otherwise, of Lessee and its Subsidiaries outstanding in accordance with
     Section 7(d)(5), 30 million at any time outstanding; and

          (9) Lessee may become and remain liable with respect to Indebtedness in respect of the Leases.

(b)  LIENS AND RELATED MATTERS.

     A. PROHIBITION ON LIENS. Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, assume or permit to exist any Lien on or with respect to any property or asset of any kind (including any document or instrument in respect of goods or accounts receivable) of Lessee or any of its Subsidiaries, whether now owned or hereafter acquired, or any income or profits therefrom, or file or permit the filing of, or permit to remain in effect, any financing statement or other similar notice of any Lien with respect to any such property, asset, income or profits under the Uniform Commercial Code of any state or under any similar recording or notice statute, except:

          (i) Permitted Encumbrances;

          (ii) Liens in respect of Permitted Extension Indebtedness and Other Permitted Indebtedness; provided that such Liens encumber only assets subject to purchase money Liens securing such Indebtedness and do not encumber any assets subject to the Aircraft Chattel Mortgages; and

          (iii) other Liens securing Indebtedness in an aggregate amount not to exceed $10 million at any time outstanding which do not encumber any assets subject to the Aircraft Chattel Mortgages.

     Notwithstanding anything to the contrary contained above, in no event shall Lessee create, incur, assume or permit to exist Liens on or with respect to any assets subject to the Aircraft Chattel Mortgages except for Permitted Encumbrances of the type described in clauses (i), (ii) or (viii) of the definition thereof.

     B. NO RESTRICTIONS ON SUBSIDIARY DISTRIBUTIONS TO LESSEE OR OTHER SUBSIDIARIES. Except (i) as provided herein, (ii) as described on Schedule 7.(b)B annexed hereto and (iii) with respect to Special Purpose Subsidiaries, Lessee will not, and will not permit any of its Subsidiaries to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary's capital stock to (i) pay dividends or make any other distributions on any of such Subsidiary's capital stock owned by Lessee or any other Subsidiary of Lessee, (ii) repay or prepay any Indebtedness owed by such Subsidiary to Lessee or any other Subsidiary of Lessee, or (iii) make loans or advances to Lessee or any other Subsidiary of Lessee, or (iv) transfer any of its property or assets to Lessee or any other Subsidiary of Lessee.

(c)       INVESTMENTS; JOINT VENTURES.

          Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, make or own any Investment in any Person, including any Joint Venture, except:

          (i) Lessee may make and own Investments in Cash Equivalents;

          (ii) Lessee and its Subsidiaries may continue to own the Investments owned by them as of the Initial Borrowing Date in any Subsidiaries of Lessee;

          (iii) Lessee may make and own Investments in Special Purpose Subsidiaries; provided that Lessee delivers to Lessor and Agent an Officer's Certificate in form and substance satisfactory to Lessor and Agent demonstrating that such Special Purpose Subsidiary meets the requirements set forth in the definition thereof;

          (iv) Lessee may make Investments in Joint Ventures in an aggregate amount not to exceed in any fiscal year, (A) the lesser of 25% of Consolidated Net Income for such fiscal year and $10 million less (B) the sum of (x) the aggregate amount of dividends on the Common Stock of Lessee declared or paid in such fiscal year and (y) the aggregate amount contributed to capital of Special Purpose Subsidiaries in such fiscal year; provided that Lessee shall not incur liabilities related to any such Joint Venture in excess of Lessee's Investment therein;

          (v) Lessee and its Subsidiaries may continue to own the Investments owned by them and described in Schedule 7(c)(v) annexed hereto and Investments made in compliance with subsection 7(c)(iv); and

          (vi) Lessee and its Subsidiaries may make and own other Investments in an aggregate amount not to exceed at any time 10.5 million.

(d)  CONTINGENT OBLIGATIONS.

         Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or become or remain liable with respect to any Contingent Obligation, except:

          (1) any Subsidiary, may become and remain liable with respect to Contingent Obligations arising under their guaranties of the obligations under any Material Agreement;

          (2) Lessee may become and remain liable with respect to Contingent Obligations under Interest Rate Agreements and Currency Agreements arising under any Material Agreement;

          (3) Lessee and its Subsidiaries may become and remain liable with respect to Contingent Obligations in respect of customary indemnification and purchase price adjustment obligations incurred in connection with Asset Sales or other sales of assets or securities;

          (4) Lessee and its Subsidiaries, as applicable, may remain liable with respect to Contingent Obligations described in Schedule 7(d)(4) annexed hereto; and

          (5) Lessee and its Subsidiaries may become and remain liable with respect to other Contingent Obligations; provided that the maximum aggregate liability, contingent or otherwise, of Lessee and its Subsidiaries in respect of all such Contingent Obligations when added, without duplication, to the aggregate principal amount of Indebtedness outstanding in accordance with Section 7(a)(8) shall at no time exceed $30 million.

(e)  RESTRICTED JUNIOR PAYMENTS.

     Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Junior Payment; provided that Lessee may make scheduled payments of principal, mandatory prepayments of principal (including through the exercise of remedies) and payment of interest from time to time on Designated Indebtedness; and provided further, that so long as no Default or Lease Event of Default has occurred and is continuing, or would result therefrom:

          (1) Lessee may prepay Designated Indebtedness from the proceeds of Permitted Extension Indebtedness or Other Permitted Indebtedness;

          (2) Lessee may declare and pay dividends on its Common Stock in an amount not to exceed in any fiscal year, the lesser of 25% of Consolidated Net Income for such fiscal year and $10 million; and

          (3) Lessee may apply Equity Proceeds to prepay Designated
     Indebtedness.

(f)  FINANCIAL COVENANTS.

          (i) MINIMUM INTEREST COVERAGE RATIO. Lessee shall not permit the ratio of (i) Consolidated Adjusted EBITDA to (ii) Consolidated Interest Expense for any four-fiscal quarter period ending as of the last day of any fiscal quarter of Lessee occurring during any of the periods set forth below to be less than the correlative ratio indicated:


      ===================================================
                                       MINIMUM INTEREST
           PERIOD                       COVERAGE RATIO
        fiscal year 1997                  2.50:1.00
        fiscal year 1998                  2.75:1.00
        fiscal year 1999                  3.00:1.00
        Thereafter                        3.25:1.00
      ===================================================

          (ii) MINIMUM FIXED CHARGE COVERAGE RATIO. Lessee shall not permit the ratio of (i) Consolidated Adjusted EBITDA plus one-third of Consolidated Rental Payments to (ii) Consolidated Fixed Charges (excluding any scheduled amortization payments made in accordance with the Unsecured Revolving Credit Facility as in effect on the date hereof) for any four-fiscal quarter period ending as of the last day of any fiscal quarter of Lessee occurring during any of the periods set forth below to be less than the correlative ratio indicated:

      ==================================================
                                       MINIMUM FIXED
            PERIOD                 CHARGE COVERAGE RATIO
      fiscal year 1997                   1.25:1.00
      Thereafter                         1.10:1.00
      ==================================================

                (iii) MAXIMUM LEVERAGE RATIO. Lessee shall not permit the ratio of (i) Consolidated Total Debt as of each date set forth below (less Cash and Cash Equivalents held by Lessee in excess of $25 million as of such date) to
(ii) Consolidated Adjusted EBITBA for the four-fiscal quarter period ending on such date to exceed the correlative ratio indicated:


      ==============================================
                                         MAXIMUM
         PERIOD                      LEVERAGE RATIO
       fiscal year 1997                  4.50:1.00
       fiscal year 1998                  4.25:1.00
       fiscal year 1999                  4.00:1.00
       Thereafter                        3.75:1.00
      ==============================================

                (iv) Minimum Consolidated Net Worth. Lessee shall not permit Consolidated Net Worth at any time during any of the periods set forth below to be less than the correlative amount indicated:


      =======================================================
                                        MINIMUM CONSOLIDATED
             PERIOD                           NET WORTH
       fiscal year 1997                     $120 million
       fiscal year 1998                     $145 million
       fiscal year 1999                     $170 million
       Thereafter                           $195 million
      =======================================================


(g) RESTRICTION ON FUNDAMENTAL CHANGES; ASSET SALES AND ACQUISITIONS; NEW SUBSIDIARIES.

      Lessee shall not, and shall not permit any of its Subsidiaries to, enter into any transaction of merger or consolidation, or liquidate, wind-up or dissolve itself (or suf-fer any liquidation or dissolution), or convey, sell, lease, sub-lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any part of its business, property or fixed assets, whether now owned or hereafter acquired, or acquire by purchase or otherwise all or any portion of the business, property or fixed assets of, or stock or other evidence of beneficial ownership of, any Person or any division or line of business of any Person, except:

          (1) any Subsidiary of Lessee may be merged with or into Lessee or any wholly-owned Subsidiary of Lessee, or be liquidated, wound up or dissolved, or all or any part of its business, property or assets may be conveyed, sold, leased, transferred or otherwise disposed of, in one transaction or a series of transactions, to Lessee or any such wholly-owned Subsidiary of Lessee; provided that, in the case of such a merger, Lessee or such wholly-owned Subsidiary shall be the continuing or surviving corporation;

          (2) Lessee and its Subsidiaries may sell or otherwise dispose of assets in transactions that do not constitute Asset Sales; provided that the consideration received for such assets shall be in an amount at least equal to the fair market value thereof;

          (3) subject to subsection 7(m), Lessee and its Subsidiaries may make Asset Sales of assets having a fair market value not in excess of $100 million in any fiscal year or $500 million in the aggregate; provided that
     (x) the consideration received for such assets shall be in an amount at least equal to the fair market value thereof; (y) the consideration received shall be at least 75% cash; and (z) the proceeds of such Asset Sales shall be applied to repay permanently senior bank debt or prepay Basic Rent;

          (4) Lessee may lease or transfer any Financed Aircraft to the extent expressly permitted by the mortgages encumbering such Financed Aircraft as in effect on the date of this Lease;

          (5) Lessee may make acquisitions of the capital stock of another Person or all or substantially all of the assets of the business of another Person provided that, (a) the acquisition primarily involves the acquisition of assets to be used in the business of Lessee, (b) with respect to such acquisition any newly acquired or created subsidiary of Lessee shall be a wholly-owned subsidiary, (c) immediately before and after giving effect thereto, no Default or Lease Event of Default shall have occurred and be continuing, (d) immediately after giving effect to the acquisition, Lessee shall be in compliance on a Pro Forma Basis with financial covenants in subsection 7(f) and such compliance shall be evidenced by an Officer's Certificate demonstrating such compliance, (e) Lessor and Agent shall have reviewed and be reasonably satisfied with the nature and amount of all contingent liabilities or other li-abilities not on the balance sheet of Lessee assumed in connection with such acquisition and a business plan prepared by Lessee with respect to such acquisition and (f) the aggregate amount of cash payments made in connection with all such acquisitions other than with the proceeds from sales or issuances of equity by Lessee does not exceed $100,000,000;

          (6) Lessee and its Subsidiaries may make Consolidated Capital Expenditures in connection with the purchase of up to twelve Eligible Aircraft during each fiscal year, such number of Eligible Aircraft permitted during any fiscal year to be increased by any number of Eligible Aircraft permitted to be purchased, but not purchased, during the previous fiscal year (but in no event shall any such number of Eligible Aircraft once carried forward to the next fiscal year be carried forward to any fiscal year thereafter) together with Consolidated Capital Expenditures with respect to the acquisition, in the normal course of business, of spare parts and spare engines associated with such Eligible Aircraft;

          (7) Lessee and its Subsidiaries may make Consolidated Capital Expenditures with respect to maintenance of aircraft in the normal course of business; and

          (8) Lessee and its Subsidiaries may make other Consolidated Capital Expenditures not in excess of $10 million during any fiscal year; provided that any amount of such other Consolidated Capital Expenditures permitted, but not made, in any fiscal year may be carried forward to and made during the immediately succeeding fiscal year (but no amount once carried forward to the next fiscal year may be carried forward to any fiscal year thereafter).

     AMENDMENTS OF MATERIAL AGREEMENTS.

          (h) Lessee shall not permit (i) its certificate or articles of incorporation or by laws to be amended or otherwise modified in any manner which could reasonably be expected to have a Material Adverse Effect or
(ii) any Material Agreement to be amended or otherwise modified in any manner with respect to any provision providing material representations and warranties to Lessee, indemnification rights to Lessee, or limiting Lessee's remedies or rights upon the other party to such agreements failing to perform.

     RESTRICTION ON LEASES.

          (i) Lessee shall not, and shall not permit any of its Subsidiaries to, become liable in any way, whether directly or by assignment or as a guarantor or other surety, for the obligations of the lessee under any lease, whether an Operating Lease or a Capital Lease (other than intercompany leases between Lesse and its wholly-owned Subsidiaries, including Lessor); provided, however, that Lessee may become so obligated to the extent that, and only to the extent that, immediately after giving effect to the incurrence of liability with respect to such lease, the Consolidated Rental Payments at the time in effect during the then current fiscal year do not exceed $60 million plus an amount not to exceed $12 million during any fiscal year, equal to Consolidated Rental Payments incurred in connection with sale leaseback transactions described in subsection 7(j) plus Consolidated Rental Payments assumed pursuant to acquisitions permitted under subsection 7(g)(5).

(j)  SALES AND LEASE-BACKS.

         Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, become or remain liable as lessee or as a guarantor or other surety with respect to any lease, whether an Operating Lease or a Capital Lease, of any property (whether real, personal or mixed), whether now owned or hereafter acquired, (i) which Lessee or any of its Subsidiaries has sold or transferred or is to sell or transfer to any other Person (other than Lessee or any of its Subsidiaries) or (ii) which Lessee or any of its Subsidiaries intends to use for substantially the same purpose as any other property which has been or is to be sold or transferred by Lessee or any of its Subsidiaries to any Person (other than Lessee or any of its Subsidiaries) in connection with such lease; provided that Lessee and its Subsidiaries may become and remain liable as lessee, guarantor or other surety with respect to any such lease if and to the extent that Lessee or any of its Subsidiaries would be permitted to enter into, and remain liable under, such lease under subsection 7(i).

(k)  TRANSACTION WITH SHAREHOLDERS AND AFFILIATES.

         Lessee shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any holder of 10% or more of any class of equity Securities of Lessee or with any Affiliate of Lessee or of any such holder, on terms that are less favorable to Lessee or that Subsidiary, as the case may be, than those that might be obtained at the time from Persons who are not such a holder or Affiliate; provided that the foregoing restriction shall not apply to (i) reasonable and customary fees paid to and indemnification of members of the Boards of Directors of Lessee and its Subsidiaries, (ii) reasonable and customary salaries, bonuses and other compensation paid to and indemnification of employees of Lessee or any of its Subsidiaries in accordance with past practice or approved by the compensation committee of Lessee or (iii) performance by Lessee of its obligations under and in accordance with the Services Agreement.

(l)  DISPOSAL OF SUBSIDIARY STOCK.

         Lessee shall not:

         (1) directly or indirectly sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidi-aries, except to qualify directors if required by applicable law or to a wholly-owned Subsidiary of Lessee; or

          (2) permit any of its Subsidiaries directly or indirectly to sell, assign, pledge or otherwise encumber or dispose of any shares of capital stock or other equity Securities of any of its Subsidiaries (including such Subsidiary), except to Lessee, another wholly-owned Subsidiary of Lessee, or to qualify directors if required by applicable law.

(m)  CONDUCT OF BUSINESS.

          From and after the Initial Borrowing Date, Lessee shall not, and shall not permit any of its Subsidiaries to, engage in any business other than the businesses engaged in by Lessee and its Subsidiaries on the Initial Borrowing Date and similar or related businesses.

          SECTION 8. Return of the Aircraft. (a) Condition Upon Return. Unless the Aircraft has been sold pursuant to Section 21, if at any time the Lessee shall return the Aircraft to the Lessor hereunder, Lessee, at its own expense, will return the Aircraft to Lessor at a location specified by the Lessor to the Lessee in writing. At the time of such return, (i) Lessee will cause the Aircraft to be in compliance with the maintenance covenants contained in this Lease and (ii) the Airframe will be fully equipped with the Engines installed thereon.

          At the time of such return, such Airframe and Engines (A) shall have an air worthiness certificate from the Federal Aviation Administration and shall be in full compliance with the provisions of Federal Aviation Regulations, Part 121 (or successor regulation), and shall be in material compliance with all applicable FAA noise, corrosion, environmental and aging aircraft requirements, (B) shall be free and clear of all Liens and (C) shall be in a full freighter configuration and in as good condition as when originally delivered to Lessee, ordinary wear and tear excepted, and otherwise in the condition required to be maintained under Lessee's FAA-approved maintenance plan; and in all such cases the Aircraft shall not have been discriminated against as compared to other aircraft owned or leased by Lessee whether by reason of its leased status or otherwise in maintenance, use, operation or in any other manner whatsoever.

          (b) Overhaul and Repair. The Airframe, Engines and all Parts shall have been, and shall be properly documented to have been, repaired or overhauled by certified repair stations acceptable to the FAA.

          (c) Repairs. Lessee shall ensure that all repairs performed since the Initial Borrowing Date on the Aircraft are eligible to receive approval by the FAA (or its designee), if so required. All such repairs shall be accompanied by all data and documentation necessary to substantiate their certification, approval and methods of compliance, as required.

     (d) Modifications. All modifications performed since the Initial Borrowing Date which deviate from the certified configuration and which are still in existence on the Aircraft shall have approval or certification by the FAA (or its designee) or certification if required. All such modifications shall be accompanied by complete data and documentation necessary to substantiate their certification and approval and methods of compliance.

     (e) Airworthiness Directives. All FAA Airworthiness Directives and amendments or changes to the Federal Aviation Regulations applicable to the Airframe, Engines (or Acceptable Alternate Engines) or Parts, as well as all mandatory service bulletins applicable to any of the foregoing, shall have been accomplished by terminating action in compliance with the issuing agency's or the manufacturer's specific instructions, as the case may be,taking into account, any waiver, deferral or deviation from such directives, regulations or bulletins.

     (f) Return of the Engines. In the event that an Acceptable Alternate Engine shall be delivered with the returned Airframe, Lessee, concurrently with such delivery, will, at no cost to Lessor, furnish, or cause to be furnished, to Lessor a full warranty (as to title) bill of sale with respect to each such Acceptable Alternate Engine, in form and substance reasonably satisfactory to Lessor (together with an opinion of counsel to the effect that such full warranty bill of sale has been duly authorized and delivered and is enforceable in accordance with its terms and that such Acceptable Alternate Engines are free and clear of all Liens) against receipt from Lessor of a bill of sale evidencing the transfer, without recourse or warranty by Lessor to Lessee or its designee of all of Lessor's right, title and interest in and to any Engine not installed on the Airframe at the time of the return of the Airframe.

     (g) Deferred Maintenance. There shall be no open, outstanding or deferred maintenance items, scheduled or unscheduled, against the Aircraft including those identified in pre-delivery inspections or test flights.

     (h) Corrosion Treatment. At the time of return, the Aircraft shall have been maintained by cleaning and treating all mild and moderate corrosion and correcting of all severe or exfoliate corrosion in accordance with Lessee's approved maintenance program or manufacturer's structural repair manual.

     (i) Manuals. Upon the return of the Aircraft upon any termination of this Lease, Lessee shall deliver or cause to be delivered to Lessor all logs, manuals and data and maintenance, inspection, modification and overhaul records and similar records required to be maintained with respect to the Aircraft and Parts under FAA rules, the Aircraft maintenance program. If any such logs, manuals, records or other data are missing, in-complete or otherwise not in accordance with FAA standards applicable to Lessee, Lessee shall re-accomplish the maintenance tasks necessary to produce such records in accordance with its approved maintenance program prior to delivery of the Aircraft or otherwise perform all necessary acts (without regard to any applicable waivers or deferrals) to obtain such records in a manner satisfactory to the FAA and Lessor.

     (j) Storage Upon Return. If, at least 15 days prior to termination of this Lease at the end of the Term or pursuant to Section 17, Lessee receives from Lessor a written request for storage of the Aircraft upon its return hereunder, Lessee will provide Lessor, or cause Lessor to be provided, with storage facilities for the Aircraft at Lessee's risk and at Lessee's expense for a period not exceeding 30 days, and thereafter at Lessor's risk and at Lessor's cost for insurance, maintenance and Lessee's out-of-pocket expenses for such storage for a period not exceeding 90 days (provided that if such termination occurs as a result of a Lease Event of Default hereunder, such storage shall be at the cost of the Lessee), commencing on the date the Aircraft is returned substantially in the condition required under this Section 8, at a location in the continental United States selected by Lessee and used by Lessee as a location for the long-term parking or storage of aircraft.

     (k) Severable Parts. At any time that the Aircraft is to be returned to Lessor, Lessee shall, at Lessor's request, advise Lessor of the nature and condition of all severable nonproprietary Parts (other than Parts otherwise required by Sections 10 or 11 to be maintained on the Aircraft) owned by Lessee which have been used by Lessee during the prior six months and which Lessee has or intends to remove from the Aircraft in accordance with Section 11 hereof. Lessor may, at its option, upon 30 days notice to Lessee, purchase any or all of such nonproprietary Parts from Lessee upon the expiration of the Term at their fair market value.

     (l) Survival. The obligations of Lessee to comply with the terms of this
Section 8 shall survive the expiration or other termination of this Lease.

     SECTION 9. Liens. Lessee will not directly or indirectly create, incur, assume or suffer to exist any Lien, on or with respect to the Aircraft, title thereto or any interest therein, except the lien of the Aircraft Chattel Mortgage and Permitted Encumbrances. Lessee will promptly, at its own expense, take such action as may be necessary to duly discharge any such Lien not excepted above if the same shall arise at any time.

     SECTION 10. Registration, Maintenance and Operation; Possession and Subleases; Insignia.

     (a) Maintenance and Operation. Lessee, at its own cost and expense, will
(i) be a "citizen of the United States" as defined in Section 40102(15) of Title 49 of the United States Code and will be an air carrier certificated under Sections 401 and 609 of the Act and hold all necessary air carrier operating certificates; (ii) will cause ownership of the Air-craft to be duly registered and remain duly registered in the name of Lessor in accordance with the Act and otherwise registered under all applicable laws of the United States so as to be eligible to operate in commercial air service under the Act; and (iii) will service, repair, inspect, test, maintain and overhaul the Airframe and each Engine and install replacement equipment and parts on the Airframe and each Engine and install replacement equipment and parts on the Airframe and each Engine (A) so as to keep the Airframe and each Engine in such operating condition as may be required to permit the Airframe and each Engine to be utilized in commercial operations (B) so as to enable the airworthiness certification of the Airframe to be maintained in good standing at all times under the Act, except when aircraft of the same type, model or series as the Airframe (powered by engines of the same type as those with which the Airframe shall be equipped at the time of grounding) registered in the United States have been grounded by the FAA; provided, however, that if following its issuance, the United States FAA airworthiness certificate of the Aircraft shall be withdrawn, then subject to the provisions of Section 13 hereof, so long as Lessee is diligently taking or causing to be taken all necessary action to promptly correct the condition which caused such withdrawal, no Lease Event of Default shall arise from such withdrawal, (C) in accordance with Lessee's FAA-approved maintenance, inspection and maintenance control programs, and in the same manner and with the same care used by Lessee with respect to the same or similar aircraft and engines owned or operated by Lessee so as to keep the same in as good operating condition as when originally leased hereunder, ordinary wear and tear excepted, which practices shall at all times be at or above the standard of the industry in the United States for prudent maintenance of similar equipment, and (D) in such manner as may be necessary to maintain in full force all warranties of the manufacturers thereof. Lessee shall maintain all records, logs and other materials which may be required to permit the Airframe and each Engine to be so utilized.

     Lessee will comply in all material respects with all airworthiness directives, mandatory notes or modifications or similar requirements affecting the same (including those issued by the manufacturer or supplier) in such condition so as to comply with this Lease and the rules and regulations of the FAA from time to time in force and applicable to the Aircraft and Engines. Neither the Airframe nor any Engine will be maintained, used or operated in violation of any law or any rule, regulation or order of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Airframe or such Engine issued by any such authority, and in the event that such laws, rules, regulations or orders require alteration of the Airframe or any Engine, Lessee, at its own cost and expense, will conform thereto or obtain conformance therewith and will maintain the same in proper operating condition under such laws, rules, regulations and orders, provided, however, that Lessee may, in good faith (after having delivered to Lessor and Agent an Officers' Certificate stating the facts with respect thereto), contest the validity or application of any such law, rule, regulation or order in any reasonable manner which does not, in Lessor's and Agent's opinion (in their sole discretion), adversely affect the interests of Lessor, Agent or any Lender.

     Lessee will not operate, use or locate the Airframe or any Engine, (I) in any area in which any insurance required to be maintained pursuant to Section 14 shall not be at the time in full force and effect, or in any area excluded from coverage by an insurance policy in effect with respect to the Airframe or such Engine, except in the case of a requisition for use by the United States of America, and then only if Lessee obtains indemnity in lieu of such insurance from the United States of America against the risks and in the amounts required by said Section covering such area, or (II) in any recognized or threatened area of hostilities unless the Airframe or such Engine is operated or used under contract with the Government of the United States of America under which contract that Government assumes liabilities for any damages, loss, destruction or failure to return possession of the Airframe or such Engine at the end of the term of such contract and for injury to persons or damage to property of others.

     Lessee shall not use the Aircraft nor suffer it to be used in any manner or for any purpose excepted from any of the insurance on or in respect of the Aircraft or for the purpose of carriage of goods of any description excepted from such insurance nor do, or permit to be done, anything which, or omit to do anything the omission of which, may invalidate any of such insurance.

     (b) Possession. Lessee will not, without the prior written consent of Agent and Lessor, sell, assign, lease or otherwise in any manner deliver, transfer or relinquish possession or control of, or transfer the right, title or interest of Lessee in, the Airframe or any Engine except that, unless a Default or Lease Event of Default shall have occurred and be continuing, Lessee may without the prior written consent of the Agent and Lessor, take the following actions so long as the actions to be taken shall not deprive the Agent of the first priority Lien under the Aircraft Chattel Mortgage in the assets subject thereto and so long as the actions to be taken shall not deprive Lessor of the protections of Section 1110 of the Bankruptcy Code with respect to the Aircraft and shall not deprive the Agent of the protections of Section 1110 of the Bankruptcy Code with respect to the Aircraft as assignee of Lessee's rights under this Lease pursuant to the Aircraft Chattel Mortgage:

          (i) transfer possession of the Airframe or any Engine other than by lease to the United States of America or any instrumentality thereof pursuant to the Civil Reserve Air Fleet Program (as administered pursuant to Executive Order 12656, or any substitute order) or any similar or substitute programs;

          (ii) transfer possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or any other organization for service, repairs, maintenance or overhaul or, to the extent permitted by Section 11 hereof, for alterations or modifications;

          (iii) subject any Engine to normal interchange or pooling agreements or arrangements of the type customary in the United States airline industry and entered into by Lessee in the ordinary course of business which do not contemplate or require the transfer of title to, use for the remainder of its useful life, or registration of the Airframe or title to or use for the remainder of its useful life of such Engine; provided, however, that if Lessee's title to or use for the remainder of its useful life, of the Airframe or any Engines shall be divested under any such agreement or arrangement, such divesture shall be deemed to be an Event of Loss with respect to the Airframe or such Engine and Lessee shall comply with Section 13 in respect thereof;

          (iv) install an Engine on an airframe which is owned by Lessee free and clear of all Liens except (A) those permitted under clauses (i) or (ii) of the definition of Permitted Encumbrances in the Credit Agreement, (B) those that apply only to the engines (other than the Engines), appliances, parts, instruments, appurtenances, accessories, furnishings and other equipment (other than Parts) installed on such airframe (but not to the airframe as an entirety), and (C) the rights of any Domestic Air Carrier, under normal interchange agreements which are customary in the airline industry and do not contemplate or require the transfer of title to such airframe or the engines installed thereon;

          (v) install an Engine on an airframe leased to Lessee or owned by Lessee subject to a conditional sale or other security agreement, provided:
     (A) such airframe is free and clear of all Liens, except the rights of the parties to the lease or conditional sale or other security agreement covering such airframe and except Liens of the type permitted by clause
     (iv) above; and (B) Agent and Lessor shall have received from the lessor, conditional vendor or secured party and each of the purchasers, mortgagees and encumbrancers of such lessor, conditional vendor or secured party of such airframe a written agreement (which may be the lease, conditional sale agreement or mortgage covering such airframe), whereby such lessor, conditional vendor or secured party and each of the purchasers, mortgagees and encumbrancers of such lessor, conditional vendor or secured party expressly and effectively agrees that neither it nor its successors and assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe at any time when such Engine is subject to the Aircraft Chattel Mortgage;

          (vi) install an Engine on an airframe owned by Lessee, leased by Lessee or owned by Lessee subject to a conditional sale or other security agreement under circumstances where neither clause (iv) nor clause (v) above is applicable; provided that any divesture of title to such Engine resulting from such installation shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with Section 13 in respect thereof; and

          (vii) enter into an ACMI Contract or wet lease for the Airframe and the Engines or engines installed thereon with any third party pursuant to which Lessee has operational control of the Airframe and any Engines installed thereon such operation to be performed solely by individuals under the operational control of Lessee possessing all current certificates and licenses that would be required under the applicable laws of the United States for the performance by such employees of similar functions within the United States; provided that Lessee's obligations hereunder shall continue in full force and effect notwithstanding any such ACMI Contract or wet lease.

provided, however, that the rights of any transferee who receives possession of the Airframe or any Engine permitted by the terms hereof shall be made subject and subordinate to, and any lease permitted by this Section 10(b) shall be made expressly subject and subordinate to, the Lease and the lien and security interest of the Aircraft Chattel Mortgage and all of Agent's rights thereunder and Lessee shall remain primarily liable hereunder for the performance of all the terms of the Lease to the same extent as if such transfer had not occurred, and any such instrument of transfer shall include appropriate provisions for the maintenance and insurance of the Airframe or such Engine, and any such instrument of transfer shall expressly prohibit any further transfer of the Airframe or such Engine or any assignment of the rights thereunder; and provided further, that no such lease, pooling arrangement or other transfer or relinquishment of the possession of the Airframe or any Engine shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder.

     (c) Insignia. Lessee shall, at its own cost and expense, cause the Airframe and each Engine to be legibly marked (in a reasonably prominent location, which in the case of the Airframe shall be adjacent to the airworthiness certificate) with such a plate, disk, or other marking of customary size, and bearing the legend "Owned by Atlas Freighter Leasing, Inc. and Mortgaged to Bankers Trust Company, as Agent" or such other legend, as shall in the opinion of Lessor and Agent be appropriate or desirable to evidence the fact that it is subject to the ownership of Lessor and the lien and security interest created by the Aircraft Chattel Mortgage. Lessee shall not remove or deface, or permit to be removed or defaced, any such plate, disk, or other marking or the identifying manufacturer's serial number, and, in the event of such removal or defacement, shall promptly cause such plate, disk, or other marking or serial number to be promptly replaced. Except as provided above, Lessee shall not allow the name of any person, association or corporation to be placed on the Airframe or any Engine as a designation that might be interpreted as a claim of ownership or of any security interest therein, except that Lessee or any permitted lessee may place its customary colors and insignia or the insignia of the manufacturer on the Airframe or any Engine.

     (d) Holding Out. Lessee agrees that it will not at any time represent or hold out the Lessor, the Agent or any Affiliate of any of them (and will use its best efforts to ensure that none of the Lessor, the Agent, any Lender or any Affiliate of any of them is not at any time represented or held out) as being in any way connected or associated with any operation of the Airframe, any Engine or any Part or any other operations or carriage undertaken by Lessee.

     (e) No Pledging of Credit. Lessee is not authorized to, and agrees that it will not purport to, pledge the credit of the Lessor, any Lender or the Agent for any maintenance, service, repairs, or overhauls of, modifications to, or changes or alterations in, the Airframe, any Engine, or any Part, or for any other purpose whatsoever.

     SECTION 11. Replacement and Pooling of Parts; Alterations, Modifications and Additions.

     (a) Except as otherwise provided in Section 11(d), Lessee, at its own cost and expense, will promptly replace all Parts, which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, in the ordinary course of maintenance, service, repair or testing, Lessee at its own cost and expense may remove any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that, except as otherwise provided in Section 11(d), Lessee at its own cost and expense shall replace such Parts as promptly as practicable. All replacement Parts shall be owned by Lessor free and clear of all Liens (except Permitted Encumbrances and for pooling arrangements to the extent permitted by Section 11(b)), and shall be in as good operating condition as, and shall have a value and utility at least equal to, the Parts replaced assuming such parts were in the condition and repair required to be maintained by the terms hereof.

     All Parts at any time removed from the Airframe or any Engine shall remain the property of Lessor and shall remain subject to the lien and security interest of the Aircraft Chattel Mortgage, no matter where located, until such time as such Parts shall be replaced by parts which have been incorporated or installed in or attached to the Airframe or any Engine and which meet the requirements for replacement parts specified above. Immediately upon any replacement Part becoming incorporated or installed in or attached to the Airframe or any Engine as above provided, without further act, (A) title to such replacement Part shall vest in and such replacement part shall become the property of Lessor and shall become subject to this Lease and the lien and security interest of the Aircraft Chattel Mortgage and shall be deemed part of the Airframe or such Engine for all purposes hereof to the same extent as the property originally comprising, or installed on, such Airframe or such Engine, and (B) title to the replaced part shall no longer be the property of Lessor and shall thereupon become free and clear of all rights of Lessor hereunder and all rights derivative of Lessor's and shall no longer be deemed a Part hereunder.

     (b) Any Part removed from the Airframe or any Engine as provided in Section 11(a) may be subjected by Lessee to a normal pooling arrangement of the type customary in the airline industry entered into by Lessee in the ordinary course of its business and entered into with Domestic Air Carriers that are not the subject of any bankruptcy, insolvency, or similar proceeding, voluntary or involuntary, provided the Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or such Engine in accordance with
Section 11(a) as promptly as possible after the removal of such removed part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with Section 11(a) may be owned by any third party subject to such a pooling arrangement, provided Lessee, at its expense, as promptly thereafter as possible, either (A) causes such replacement Part to become property of Lessor and subject to the lien and security interest of the Aircraft Chattel Mortgage in accordance with Section 11(a) free and clear of all Liens (except Permitted Encumbrances and the Aircraft Chattel Mortgage relating to the Aircraft) or (B) replaces such replacement Part by incorporating or installing in or attaching to the Airframe or such Engine a further replacement Part owned by Lessee which shall become the property of Lessor subject to the lien and security interest of the mortgage free and clear of all Liens (except Permitted Encumbrances and the Aircraft Chattel Mortgage relating to the Aircraft).

     (c) Lessee, at its own cost and expense, shall make or cause to be made such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the standards of the FAA or other governmental authority having jurisdiction; provided, that Lessee may, in good faith, contest the validity or application of any such standard in any reasonable manner that shall not adversely affect the Lessor's or Agent's respective interests. Lessee also agrees, at its own cost and expense, to make or cause to be made such alterations and modifications in and additions to the Airframe and the Engines as may be required from time to time to meet the standards or requirements of any directive issued by a manufacturer relating to the Airframe or any Engine. In addition so long as no Default or Lease Event of Default shall have occurred and be continuing, Lessee, at its own cost and expense, may from time to time make such alterations and modifications in and additions to the Airframe and any Engine as Lessee may deem desirable in the proper conduct of its business, provided no such alteration, modification or addition diminishes the value or utility or impairs the condition or airworthiness of the Airframe or such Engine below the value, utility, condition or airworthiness thereof immediately prior to such alteration, modification or addition assuming the Airframe or such Engine were then in the condition and airworthiness required to be maintained by the terms of this Lease.

     (d) All Parts incorporated or installed in or attached to or added to the Airframe or any Engine as the result of such alteration, modification or addition shall, without further act, become the property of, and title to such parts shall vest in Lessor and shall be subject to the lien and security interest of the Aircraft Chattel Mortgage; provided that, so long as no Default or Lease Event of Default, shall have occurred and be continuing, Lessee may remove and not replace any such Part if it (A) is in addition to, and not in replacement of or in substitution for, any Part incorporated or installed in or attached to the Airframe or such Engine on the date hereof, on the date hereof or any Part in replacement of or substitution for any such Part, (B) is not required to be incorporated or installed in or attached or added to the Airframe or such Engine pursuant to the terms of Section 10(a) hereof or any other provision of this Lease or the Aircraft Chattel Mortgage and (C) can be removed from the Airframe or such Engine without diminishing or impairing the value, utility or airworthiness which the Airframe or such Engine would have had at such time had such alteration, modification or addition not occurred, assuming the Airframe or such Engine was otherwise in the condition required by this Lease and the Aircraft Chattel Mortgage. Upon the removal by Lessee of any such Part, as above provided, title thereto shall, without further act, be free and clear of the interests of Lessor and all rights derivative of Lessor's and such Part shall no longer be deemed a Part hereunder.

     (e) In no event shall the Lessor bear any liability or cost whatsoever for
(i) any alteration or modification of, or addition to, the Airframe or any Engine, (ii) any grounding of the Aircraft, (iii) suspension of certification of the Aircraft, or (iv) loss of revenue suffered by Lessee for any reason whatsoever.

     SECTION 12. Indemnities.

     (a) Lessee will pay, and hereby indemnifies, on an after-tax basis, Lessor and its assignees, if any, from and against, any and all fees and taxes, levies, imposts, duties, charges or withholdings, together with any penalties, fines or interest thereon (any of the foregoing for the purposes of this Section 12 being called a "Tax"), which may from time to time be imposed on or asserted against Lessor and its assignees, if any, or the Airframe or any Engine or any part thereof or interest therein by any Federal, state or local government or other taxing authority in the United States or by any foreign government or subdivision thereof or by any foreign taxing authority in connection with, relating to or resulting from: (i) the Airframe or any Engine or any part thereof of interest therein; (ii) the manufacture, purchase, ownership, mortgaging, lease, sublease, use, storage, maintenance, sale or other disposition of the Airframe or any Engine; (iii) any rentals or other earnings therefor or arising therefrom or the income or other proceeds received with respect thereto; or (iv) this Lease or the Aircraft Chattel Mortgage; provided, however, that, there shall be excluded from any indemnification under this
Section 12(a) any Lessor Tax unless the payment of any such Tax shall be a condition to the enforceability of the Aircraft Chattel Mortgage or the perfection of the lien thereof or unless proceedings shall have been com-menced to foreclose any lien which may have attached as security for such Tax, nothing in this Section shall require the payment of any Tax so long as and to extent that validity thereof shall be contested in good faith by appropriate legal proceedings promptly instituted and diligently conducted and Lessee shall have set aside on its books adequate reserves with respect thereto in accordance with generally accepted accounting principles.

     (b) Lessee agrees to defend, indemnify, pay and hold harmless Lessor, Agent and each Lender, and the officers, directors, employees, agents and affiliates of Lessor, Agent and each Lender, (collectively called the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, claims, costs, expenses and disbursements of any kind or nature whatsoever (including without limitation the reasonable fees and disbursements of counsel for such Indemnitees in connection with any investigative, administrative or judicial proceeding, commenced or threatened by any Person, whether or not any such Indemnitee shall be designated as a party or a potential party thereto), whether direct, indirect or consequential and whether based on any federal, state or foreign laws, statutes, rules or regulations (including without limitation securities and commercial laws, statutes, rules or regulations and Environmental Laws), on common law or equitable cause or on contract or otherwise, that may be imposed on, incurred by, or asserted against any such Indemnitee, in any manner relating to or arising out of this Lease or the other Transaction Documents or the transactions contemplated hereby or thereby (including without limitation Lenders' agreement to make the Loans to Lessor or the use or intended use of the proceeds of any of the Loans) (collectively called the "INDEMNIFIED LIABILITIES"); provided that Lessee shall not have any obligation to any Indemnitee hereunder with respect to any Indemnified Liabilities to the extent such Indemnified Liabilities arise solely from the gross negligence or willful misconduct of that Indemnitee as determined by a final judgment of a court of competent jurisdiction. To the extent that the undertaking to defend, indemnify, pay and hold harmless set forth in the preceding sentence may be unenforceable because it is violative of any law or public policy, Lessee shall contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by the Indemnitees or any of them.

     SECTION 13. Event of Loss. (a) If an Event of Loss shall occur with respect to an Airframe or an Engine, Lessee will promptly notify Lessor and Agent thereof in writing (in any event within five (5) days of such occurrence) and will, not later than 180 days after the occurrence of such Event of Loss, convey or cause to be conveyed to Lessor, free of all Liens (other than Permitted Encumbrances) title to an Acceptable Alternate Airframe or Acceptable Alternate Engine, as the case may be. Prior to or at the time of any such conveyance, Lessee, at its own expense, will, as conditions to such transfer, (i) furnish Lessor with a warranty (as to title) bill of sale, in form and substance reasonably satisfactory to Lessor, with respect to such Acceptable Alternate Airframe or Acceptable Alternate Engine, (ii) cause a Lease Supplement to be filed for recording pursuant to Title 49 of the United States Code, as amended, (iii) furnish Lessor with such evidence of Lessee's title to such Acceptable Alternate Airframe or Acceptable Alternate Engine and of compliance with the insurance provisions of Section 14 hereof with respect to such Acceptable Alternate Airframe or Acceptable Alternate Engine as Lessor may reasonably request, (iv) furnish Lessor with an opinion of Lessee's counsel to the effect that title to such Acceptable Alternate Airframe or Acceptable Alternate Engine has been duly conveyed to Lessor free and clear of all Liens except Permitted Encumbrances and Lessor and Agent continue to have 1110 protection with respect to such Aircraft and (v) transfer to or at the direction of Lessee without recourse or warranty all of Lessor's right, title and interest, if any, in and to (A) the Airframe or Engine with respect to which such Event of Loss occurred and furnish to or at the direction of Lessee, at Lessee's expense, a bill of sale in form and substance reasonably satisfactory to Lessee, evidencing such transfer and (B) all claims, if any, against third parties, for damage to or loss of the Airframe or Engine subject to such Event of Loss, and such Airframe or Engine shall thereupon cease to be an Airframe or Engine leased hereunder. Lessee shall cooperate with Lessor and take all such actions as shall be requested by Lessor so that Lessor complies with Section 4(f) of the Aircraft Chattel Mortgage. For all purposes hereof, each such Acceptable Alternate Airframe or Acceptable Alternate Engine shall, after such conveyance, be deemed part of the property leased hereunder, and shall be deemed an "Airframe" or "Engine", as the case may be. No Event of Loss under the circumstance contemplated by the terms of this paragraph (a) shall result in any reduction in Basic Rent.

          (b) With respect to the Airframe or any Engine, as between the Lessor and Lessee, any payments on account of an Event of Loss (other than insurance proceeds or other payments the application of which is provided for in Section 14 below) received from any government authority or other person shall be applied as follows:

          (A) if such payments are received with respect to an Event of Loss to an Airframe or Engine that has been or is being replaced by Lessee pursuant to the terms hereof, so long as there shall exist no Default or Lease Event of Default, such payment shall be paid over to or retained by Lessee upon satisfaction of the conditions for replacement contained in paragraph (a) above and until such time shall be held by Lessor as security for the obligations of Lessee under the Lease; and

          (B) if such payments are received with respect to an Event of Loss with respect to which no replacement is being effected, so much of such payments as shall not exceed (A) the Stipulated Loss Value as of the date of payment plus (B) all unpaid Supplemental Rent due through the date of payment, plus (C) all unpaid Basic Rent for the period ending on the date of payment shall be paid by Lessee to Lessor and following the foregoing application, the balance, if any, of such payments shall be distributed between Lessee and Lessor as their respective interests may appear;

     (c) In the event of a requisition for use by the United States Government of the Airframe or any Engine, Lessee shall promptly notify Lessor and Agent of such requisition and all of Lessee's obligations under the Lease shall continue to the same extent as if such requisition had not occurred. Any payments received by Lessor or Lessee from the United States Government for the use of the Airframe or such Engine, to the extent allocable to the Term, shall be paid over to, or retained by, Lessee.

     (d) Any amount referred to in this Section 13 which is payable to or retained by Lessee shall not be paid to Lessee or retained by Lessee, if at the time of such payment or retention any Default or Lease Event of Default shall have occurred and be continuing, but shall be held by or paid over to Lessor as security for the obligations of Lessee under the Lease and shall be applied against Lessee's obligations hereunder as and when due. At such time as there shall not be continuing any such Default or Lease Event of Default, such amount shall be paid to Lessee to the extent not previously applied in accordance with the preceding sentence.

     SECTION 14. Insurance. (a) Lessee will at all times carry and maintain on or with respect to the Aircraft, at its own cost and expense, public liability (including, without limitation, contractual liability, cargo liability, passenger legal liability, bodily injury and product liability, but excluding manufacturer's product liability) and property damage insurance with insurers of recognized responsibility and reputation in amounts, of the type and covering the risks customarily carried with respect to similar aircraft by corporations engaged in the same or similar business and similarly situated with Lessee but in no event in an amount less than $500,000,000 per occurrence (which shall include war risk, governmental confiscation and expropriation and allied perils coverage). During any period when the Aircraft is on the ground and not in operation, Lessee may carry or cause to be carried, in lieu of insurance required by this Section, insurance otherwise conforming with the provisions of this Section except that the amounts of coverage shall not be required to exceed the amounts of comprehensive airline liability insurance, and the scope of risk covered and type of insurance shall be the same, as are customarily carried with respect to similar aircraft on the ground by corporations engaged in the same or similar business and similarly situated with Lessee. Any policies of insurance carried in accordance with this Section 14 and any policies taken out in substitution or replacement of any such policies (A) shall be amended to name Agent, Lenders and Lessor as additional named insureds, (B) shall be primary without right of contribution from any other insurance which is carried by Lessee, (C) shall expressly provide that all provisions thereof, except the limits of the liability, shall operate in the same manner as if there were a separate policy covering each insured, and (D) shall provide that the insurer shall waive any right of subrogation against Agent, Lenders and Lessor.

     (b) Lessee will at all times carry and maintain with insurers of recognized responsibility and reputation on or with respect to the Aircraft, at its own cost and expense, aircraft ground and flight all-risk hull insurance as well as fire and extended coverage insurance on Engines and other equipment while removed from the Airframe (which shall include war risk, governmental confiscation and expropriation (other than by the United States Government) and allied perils including (A) strikes, riots, civil commotions or labor disturbances, (B) any malicious act or act of sabotage and (C) hijacking (air piracy) or any unlawful seizure or wrongful exercise of control of the Aircraft or crew in flight (including any attempt at such seizure or control) made by any person or persons aboard the Aircraft acting without the consent of the insured, if and to the extent the same shall be maintained by Lessee with respect to similar aircraft owned or operated by Lessee on the same routes or if the Aircraft is operated on routes where the custom is for Domestic Air Carriers similarly situated with Lessee flying comparable routes with similar aircraft to carry such insurance, of the type usually carried by corporations engaged in the same or similar business and similarly situated with Lessee; provided that such insurance (including any self-insurance to the extent permitted below) shall at all times be for an amount not less than the greater of the Stipulated Loss Value as of the closest Stipulated Loss Determinate Date and $50,000,000. During any period when the Aircraft is on the ground and not in operation Lessee may carry or cause to be carried, in lieu of the insurance required by this Section, insurance otherwise conforming hereto except that the scope of risk covered and type of insurance shall be the same as are from time to time customarily carried with respect to similar aircraft by corporations engaged in the same or similar business and similarly situated with Lessee for aircraft on the ground in an amount at least equal to the applicable amount provided above. All such insurance shall name Agent, Lenders and Lessor as additional insureds and loss payees to the extent their interest may appear and shall provide that any loss to the Airframe or an Engine in excess of $2,000,000 (and, if a Default or Lease Event of Default has occurred and is continuing, any such loss) shall be payable to the Lessor and to the Agent for the benefit of Lenders; and shall be primary without right of contribution from any other insurance which is carried by Lessor or Agent with respect to its interest therein.

     Lessee may self-insure, by way of deductible or equivalent provisions in insurance policies, the risks required to be insured against pursuant to this
Section 14(b) in such reasonable amounts as are then applicable to other similar aircraft in Lessee's fleet which are of a value comparable to the Aircraft and as are not substantially greater than amounts self-insured by corporations engaged in the same or similar business and similarly situated with Lessee; provided, however, that Lessee may not self-insure in an amount in excess of $1,000,000 without the prior written consent of Lessor and Agent.

     (c) Any policies of insurance required pursuant to either paragraph (a) or paragraph (b) above shall: (A) be amended to name Lessor, Agent and Lenders as additional named insureds, but without Lessor, Agent or Lenders being thereby liable for premiums (and the insurance companies waiving their right with respect thereto); (B) provide that in respect of the interest of (x) Lessor or
(y) Agent or Lenders in such policies the in surance shall not be invalidated by any action or inaction of (x) Lessee or (y) Lessee or Lessor, respectively, and shall insure the interests of Agent and Lenders regardless of any breach or violation by Lessee, Lessor or any Person (other than Agent) of any warranty, declaration, condition or exclusion from coverage contained in such policies; (C) provide that if such insurance is cancelled, or if any material change is made in the coverage which affects the interest of Lessor, Agent or any Lender, or if such insurance is allowed to lapse for nonpayment of premium, such cancellation, change or lapse shall not be effective as to Lessor, Agent or any Lender for thirty (30) days (seven (7) days, or such shorter or longer period as may from time to time be customarily available in the industry, in the case of any war risk and allied perils coverage) after receipt by Agent and Lessor of written notice from such insurers of such cancellation, change or lapse; (D) be in full force and effect throughout any geographical areas at any time traversed by the Aircraft and shall be payable in U.S. dollars; (E) waive any right of the insurers to any setoff or counterclaim or any other deduction, whether by attachment or otherwise in respect of any liability of Lessor and Agent; and (F) waive all rights of subrogation against Lessor and Agent.

     (d) In the case of a lease or contract with the United States or any agency or instrumentality thereof in respect of the Airframe or any Engine, a valid agreement by the United States or such agency or instrumentality to indemnify Lessee against the same risks against which Lessee is required hereunder to insure shall be considered adequate insurance with respect to the Airframe or such Engine to the extent of the risks and in the amounts that are the subject of any such agreement to indemnify.

     (e) On or prior to the date hereof, and annually thereafter on or prior to January 31, Lessee will furnish to Lessor and Agent (A) a report signed by a firm of independent aircraft insurance brokers, appointed by Lessee and not objected to by Lessor or Agent, describing in reasonable detail acceptable to Lessor and Agent the insurance then carried and maintained on or with respect to the Aircraft and the Engines and stating that in the opinion of such firm such insurance complies with the terms of this Section 14 and is adequate to protect the interests of Lessee, Lessor and Agent, and (B) certificates of the insurer or insurers evidencing the insurance covered by the report. Lessee will cause such brokers to advise Agent in writing (x) promptly of any default in the payment of any premium and of any other act or omission on the part of Lessee of which such firm has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on the Aircraft or any Engine and (y) at least thirty (30) days prior to the expiration or termination date, or date of effectiveness of any material change, of any insurance carried and maintained on the Aircraft hereunder.

     (f) All insurance payments and other payments received by Agent, Lessor or Lessee from insurance referred to in paragraph (b) above shall be, if received by Lessor or Lessee, immediately paid to Agent, as agent for itself and Lessor and shall be paid to Les-see upon compliance by Lessee with the terms of Section 13, provided that no Default or Lease Event of Default shall have occurred and be continuing.

     (g) Nothing in this Section 14 shall prohibit Agent, or any Lender or Lessor from obtaining insurance with respect to the Aircraft for its own account. Lessee may, at its own expense, carry insurance with respect to its interest in the Aircraft in amounts in excess of that required to be maintained by this Section 14. No insurance maintained by Agent, Lessor or any Lender shall prevent Lessee from carrying the insurance required or permitted by this Section. Proceeds of any such insurance carried by Lessee, Agent or Lender shall be paid as provided in the insurance policy relating thereto and no such Person shall have any duty to obtain any such insurance.

     SECTION 15. Assignment. Except as permitted in accordance with Section 10, Lessee will not, without the prior written consent of Lessor, assign any of its rights hereunder or in the Aircraft. Lessor agrees that it will not assign or convey its right, title and interest in and to this Lease or the Aircraft except in accordance with the Credit Agreement. Subject to the foregoing, the terms and provisions of this Lease shall be binding upon and inure to the benefit of Lessor and Lessee and their respective successors and permitted assigns and shall inure, to the direct benefit of, and shall also be enforceable by the Agent and the Lenders, and their respective successors, as assignees of Lessor.

     SECTION 16. Events of Default. Each of the following events shall constitute a Lease Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body) and each such Lease Event of Default shall continue so long as, but only as long as, it shall not have been remedied:

          (a) Lessee shall fail to pay any installment of Rent, Stipulated Loss Value or any other amounts owing pursuant to this Lease within 5 days after the due date thereof;

          (b) Lessee shall fail to comply in any material respect with the maintenance standards or to procure insurance coverage as prescribed herein;

          (c) There shall exist a Lease Event of Default under, and as defined in, any other Lease or Lessee shall fail to perform or observe any other covenant or condition set forth in this Lease or any other Transaction Document, which failure shall remain unremedied for a period of 10 Business Days after written notice from Lessor or Agent, unless action has been taken within 15 Business Days to remedy such breach and such action is being diligently pursued; provided such breach is capable of being remedied;

          (d) Any representation or warranty of the Lessee in any Transaction Document or in any certificate furnished pursuant to any Transaction Document is found to be incorrect in any material respect at the time it was made and such breach shall remain unremedied for a period of 15 Business Days after written notice thereof;

          (e) (i) A court having jurisdiction in the premises shall enter a decree or order for relief in respect of Lessee or any of its Subsidiaries in an involuntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, which decree or order is not stayed; or any other similar relief shall be granted under any applicable federal or state law, or (ii) an involuntary case shall be commenced against Lessee or any of its Subsidiaries under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee, custodian or other officer having similar powers over Lessee or any of its Subsidiaries, or over all or a substantial part of its property, shall have been entered; or there shall have occurred the appointment of an interim receiver, trustee or other custodian of Lessee or any of its Subsidiaries; or a warrant of attachment, execution or similar process shall have been issued against any substantial part of the property of Lessee or any of its subsidiaries, and any such event described in this clause (ii) shall continue for 60 days unless dismissed, bonded or discharged;

          (f) (i) Lessee or any of its Subsidiaries shall have an order for relief entered with respect to it or commence a voluntary case under the Bankruptcy Code or under any other applicable bankruptcy, insolvency or similar law now or hereafter in effect, or shall consent to the entry of an order for relief in an involuntary case, or to the conversion of an involuntary case to a voluntary case, under any such law, or shall consent to the appointment of or taking possession by a receiver, trustee or other custodian for all or a substantial part of its property; or Lessee or any of its Subsidiaries shall make any assignment for the benefit of creditors; or (ii) Lessee or any of its Subsidiaries shall be unable, or shall fail generally, or shall admit in writing its inability, to pay its debts as such debts become due; or the Board of Directors of Lessee or any of its Subsidiaries (or any committee thereof) shall adopt any resolution or otherwise authorize any action to approve any of the actions referred to in clause (i) above or this clause (ii); or

          (g) Any order, judgment or decree shall be entered against Lessee or any of its Subsidiaries decreeing the dissolution or split up of Lessee or any of its Subsidiaries and such order shall remain undischarged or unstayed for a period in excess of 30 days; or

          (h) Registration of the Aircraft is canceled and is not cured within 15 Business Days;

          (i) The Aircraft is arrested or detained in exercise of any lien and Lessee does not procure the release of such Aircraft within 15 business days; or

          (j) There shall have occurred an Event of Default or Potential Event of Default under the Credit Agreement or under the Second Amended and Restated Credit Agreement (whether or not such Event of Default or Potential Event of Default is thereafter waived by the requisite lenders);

          (k) Lessee shall not be a Certificated Air Carrier within the meaning of Title 49 of the United States Code, as amended;

          (l) Lessee or any of its Subsidiaries shall fail to pay when due following applicable grace periods (a) any principal of or interest on any Indebtedness in an individual principal amount of $5 million or more or any items of Indebtedness with an aggregate principal amount of $10 million or more or (b) any Contingent Obligation in an individual principal amount of $5 million or more or any Contingent Obligations with an aggregate principal amount of $10 million or more, in each case beyond the end of any grace period provided therefor; or (ii) there shall exist a breach by Lessee or any of its Subsidiaries with respect to any other material term of (a) any evidence of any Indebtedness in an individual principal amount of $5 million or more or any items of Indebtedness with an aggregate principal amount of $10 million or more or any Contingent Obligation in an individual principal amount of $5 million or more or any Contingent Obligations with an aggregate principal amount of $10 million or more or
     (b) any loan agreement, mortgage, indenture or other agreement relating to such Indebtedness or Contingent Obligation(s), if the effect of such breach or default is to cause, or to permit the holder or holders of that Indebtedness or Contingent Obligation(s) (or a trustee on behalf of such holder or holders) to cause, that Indebtedness or Contingent Obligation(s) to become or be declared due and payable prior to its stated maturity or the stated maturity of any underlying obligations, as the case may be (upon the giving or receiving of notice, lapse of time, both, or otherwise); or

          (m) Any money judgment, writ or warrant of attachment or similar process involving (i) in any individual case an amount in excess of [$5] million or (ii) in the aggregate at any time an amount in excess of [$10] million (in either case not adequately covered by insurance as to which a solvent and unaffiliated insurance company has acknowledged coverage) shall be entered or filed against Lessee or any of its Subsidiaries or any of their respective assets and shall remain undischarged, unvacated, unbonded or unstayed for a period of 60 days (or in any event later than five days prior to the date of any proposed sale thereunder); or

          (n) (i)(a) Michael A. Chowdry, his spouse, descendants or an entity controlled by any of the foregoing, or a trust for the benefit of any of the foregoing, shall cease to beneficially own and control shares of capital stock of Lessee representing at least 40% of the combined voting power of all Securities of Lessee entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency, or (b) any Person or any two or more Persons acting in concert (in any such case, excluding Mr. Chowdry) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Exchange Act), directly or indirectly, of Securities of Lessee (or other Securities convertible into such Securities) representing 20% or more of the combined voting power of all Securities of Lessee entitled to vote in the election of directors, other than Securities having such power only by reason of the happening of a contingency or (c) the Board of Directors of Lessee shall not consist of a majority of Continuing Directors or (ii) a "Change of Control" shall occur under the Pass Through Trust Documents or any other Material Agreement (as in effect on the date of such occurrence).

          SECTION 17. Remedies. Upon the occurrence of any Lease Event of Default and at any time thereafter so long as the same shall be continuing, Lessor may, at its option, declare by written notice to Lessee this Lease to be in default, except that upon the occurrence of a Lease Event of Default referred to in clauses (e) (f) or (g) of Section 16, this Lease shall be deemed declared in default without any further act or notice, and at any time thereafter, Lessor may do one or more of the following with respect to all or any part of the Aircraft, Airframe and any or all of the Engines as Lessor in its sole discretion shall elect:

          (a) upon the written demand of Lessor and at Lessee's expense, promptly return the Aircraft, Airframe or any Engine as Lessor may so demand to Lessor or its order in the manner and condition required by, and otherwise in accordance with all the provisions of, Section 8 hereof as if such Airframe or Engine were being returned at the end of the Term, or Lessor, at its option, may enter upon the premises where all or any part of the Aircraft, Airframe or any Engine is located and take immediate possession of and remove the same by summary proceedings or otherwise, all without liability accruing to Lessor for or by reason of such entry or taking of possession or removal whether for the restoration of damage to property caused by such action or otherwise, provided that if Lessee shall for any reason fail to execute and deliver instruments deemed necessary or advisable by the Lessor to obtain possession of the Aircraft, Airframe and Engines, the Lessor shall be entitled, in a proceeding to which Lessee shall be a necessary party, to a judgment for specific performance, conferring the right to immediate possession upon the Lessor and requiring Lessee to execute and deliver such instruments to the Lessor;

          (b) sell the Aircraft, Airframe or any Engine at public or private sale, as Lessor may determine, or otherwise dispose of, hold, use, operate, lease to others or keep idle the Aircraft, Airframe or any Engine as Lessor, in its sole discretion, may determine, all free and clear of any rights of Lessee, except as hereinafter set forth in this Section 17; and without any duty to account to Lessee with respect to such action or inaction;

          (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or (b) above with respect to the Aircraft, Lessor, by written notice to Lessee specifying a payment date, may demand that Lessee pay to Lessor, and Lessee shall pay Lessor, on the payment date so specified, any Basic Rent due on or before the payment date so specified plus as liquidated damages for loss of a bargain and not as a penalty (in lieu of the installments of Basic Rent for the Aircraft due after the date specified in such notice if any), an amount equal to the Stipulated Loss Value for the Aircraft computed as of the immediately preceding Stipulated Loss Determination Date, together with interest, if any, at the Past Due Rate on the amount of such Basic Rent and Stipulated Loss Value from the Stipulated Loss Determination Date as of which Stipulated Loss Value is computed until the date of actual payment; and upon such payment of liquidated damages and all Supplemental Rent then due and payable by the Lessee hereunder, the Lessor shall transfer (without any representation, recourse or warranty whatsoever) the Aircraft to the Lessee and the Lessor shall execute and deliver such documents evidencing such transfer and take such further action as the Lessee shall reasonably request to effect such transfer;

          (d) in the event Lessor, pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor, in lieu of exercising its rights under paragraph
     (c) above with respect to such Aircraft, may, if it shall so elect, demand that Lessee pay Lessor, and Lessee shall pay to Lessor, on the date of such sale, any accrued rent with respect to the Aircraft due on or prior to such date plus, as liquidated damages for loss of a bargain and not as a penalty, the amount of any deficiency between the net proceeds of such sale (after deduction of all reasonable costs of sale) and the Stipulated Loss Value of such Aircraft, computed as of the date of such sale together with interest, if any, on the amount of such deficiency, at the Past Due Rate, from the date of such sale to the date of actual payment of such amount;

          (e) Lessor may terminate or cancel this Lease or proceed by appropriate court action to enforce the terms hereof or to recover damages for breach hereof; and

          (f) Lessor may exercise any other right or remedy which may be available to it under applicable law.

     In addition, Lessee shall be liable, except as otherwise provided above, without duplication of amounts payable hereunder, for any and all unpaid Rent due hereunder before, after or during the exercise of any of the foregoing remedies and for all reasonable legal fees and other costs and expenses incurred by Lessor and Agent and any Lender (including reasonable allocated time charges of internal counsel for the Lender) in connection with the Lease Event of Default, the exercise of remedies and the return of the Airframe or any Engine in accordance with the terms of Section 8 hereof or in placing such Airframe or Engine (which for purposes hereof, shall include, without limitation all logs, manuals and data and inspection, maintenance, modification and overhaul and similar records with respect thereto) in the condition and airworthiness required by such Section. The Lessee hereby acknowledges that it shall be directly liable for such costs and expenses to any Person designated by the Lessor, the Agent or any Lender (as the case may be) to provide services in connection with or to effect the return of the Airframe or any Engine in accordance with the terms of Section 8 hereof or in placing such Airframe or Engine (which for purposes hereof shall include, without limitation, such logs, manuals and records) in the condition and airworthiness required by such Section.

     At any sale of the Aircraft or any part thereof pursuant to this Section 17, Lessor or Agent or any Lender may bid for and purchase such property. Lessor agrees to give Lessee at least 10 days' written notice of the date fixed for any public sale of any Airframe or Engine or of the date on or after which will occur the execution of any contract providing for any private sale. Except as otherwise expressly provided above, no remedy referred to in this Section 17 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity; and the exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any or all of such other remedies. No waiver by Lessor of any Lease Event of Default shall in any way be, or be construed to be, a waiver of any future or subsequent Lease Event of Default. To the extent permitted by applicable law, Lessee hereby waives any rights now or hereafter conferred by statute or otherwise which may require Lessor to sell, lease, or otherwise use the Aircraft, Airframe or any Engine or any part thereof in mitigation of Lessor's damages as set forth in this Section 17 or which may otherwise limit or modify any of Lessor's rights and remedies in this Section 17.

     Notwithstanding any of the foregoing provisions of this Section 17, so long as any Loan relating to the Aircraft or other Obligations (other than principal and interest on Loans relating to other aircraft) are outstanding under the Credit Agreement, all rights of Lessor under this Section 17 shall be exercised only by the Agent as assignee of Lessor's rights under this Lease pursuant to the Aircraft Chattel Mortgage.

     SECTION 18. Lessee's Cooperation Concerning Certain Matters. (a) Forthwith upon the execution and delivery of each Lease Supplement from time to time re-quired by the terms hereof and upon the execution and delivery of any amendment to this Lease, Lessee (at its expense), unless such supplement or amendment relates solely to the assignment of all or any portion of the Lessor's interest hereunder, will cause such Lease Supplement (and, in the case of the initial Lease Supplement, this Lease as well) or amendment to be duly filed and recorded, and maintained of record, in accordance with the applicable laws of the government of registry of the Aircraft. In addition, Lessee at its expense will promptly and duly execute and deliver to Lessor and the Agent such further documents and take such further action as Lessor and the Agent may from time to time reasonably request in order more effectively to carry out the intent and purpose of this Lease and the other Transaction Documents and to establish and protect the rights and remedies created or intended to be created in favor of Lessor and Agent hereunder and under the other Transaction Documents, including, without limitation, if requested by Lessor and the Agent, the execution and delivery of supplements or amendments hereto, at the expense of Lessee, each in recordable form, and all financing statements and continuation statements, and all similar notices required by applicable law at all times to be kept recorded and filed in such manner and such places as Lessor and the Agent may reasonably request.

     (b) Lessee agrees at its own expense to furnish to the Lessor and the Agent promptly after execution and delivery of any supplement and amendment hereto, an opinion of counsel satisfactory to Lessor and the Agent (which may include Lessee's general counsel) stating that in the opinion of such counsel, such supplement or amendment to the Lease (or a financing statement, continuation statement or similar notice thereof if and to the extent permitted or required by applicable law) has been properly recorded or filed for record in all public offices in which such recording or filing is necessary to protect the right, title and interest of Lessor hereunder and the Agent under the Loan Documents.

     SECTION 19. Notices. All notices required under the terms and provisions hereof shall be in writing (including telex, facsimile or similar writing) and shall be effective (a) if given by facsimile device, when transmitted and the appropriate confirmation received, (b) if given by certified mail, three Business Days after being deposited in the United States mail, with appropriate postage prepaid, (c) if given by telex, upon receipt by the party transmitting the telex of such party's answerback code at the end of such telex (receipt of confirmation in writing not being necessary to the effectiveness of any telex) and (d) if given by overnight service or other means, when received or personally delivered, addressed:

          (i) if to Lessee, at 538 Commons Drive, Golden, Colorado 80401,
     Attention: Clark H. Onstad, Esq., or to such other address as Lessee shall from time to time designate in writing to Lessor; and

          (ii) if to Lessor, at 538 Commons Drive, Golden, Colorado 80401,
     Attention: Mr. Richard H. Shuyler, or to such other address as Lessor shall from time to time designate in writing to Lessee with a copy to the Agent at 130 Liberty Street, New York, New York 10006, Attention: Gina Thompson.

          SECTION 20. Net Lease, True Lease, etc. (a) The Lessee's obligations to pay Rent and all other amounts payable hereunder shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which the Lessee may have against the Lessor, the Agent, the Lenders, any manufacturer, any supplier or any other Person for any reason whatsoever, (ii) any defect in the title, airworthiness, eligibility for registration under Title 49 of the United States Code, as amended or other applicable law, condition, design, compliance with specifications, operation or fitness for use of, or any damage to or loss or destruction of, the Aircraft, or any theft, interference, interruption or cessation in or prohibition of the use or possession thereof by the Lessee or any sublessee for any reason whatsoever, including, without limitation, any such interference, interruption, cessation or prohibition resulting from the act of any governmental authority,
(iii) any Liens, encumbrances or rights of any other Person with respect to the Aircraft, (iv) the invalidity or unenforceability or lack of due authorization or other infirmity of this Lease or any other Transaction Document or document or instrument executed pursuant hereto or thereto, or any lack of right, power or authority of the Lessor or the Lessee or any other party to any other Transaction Document to enter into this Lease or any other Transaction Document or any such document or instrument, (v) any loss of or damage to the Aircraft, Airframe, any Engine or any Part, (vi) any insolvency, bankruptcy, reorganization or similar proceedings by or against the Lessee or any other Person, or (vii) any failure, breach or delay by the Lessor or any other Person in performing or complying with any term of this Lease or any other cause whether similar or dissimilar to the foregoing, any present or future law notwithstanding, it being the intention of the parties that all Rent payable by the Lessee hereunder shall continue to be payable in all events in the manner and at the times provided herein. Such Rent shall not be subject to any abatement and the payments thereof shall not be subject to any setoff or any reduction for any reason whatsoever, including any present or future claims of Lessee against Lessor or any other Person under this Lease or otherwise. Lessee hereby waives, and hereby agrees to waive at any future time at the request of Lessor, to the full extent now or then permitted by applicable law any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. Each payment of Rent made by Lessee to Lessor shall be final as to Lessor and Lessee. Lessee will not seek to recover all or any part of any such payment of Rent from Lessor for any reason whatsoever.

          (b) It is the intention of the parties that the Lessor and the Agent as assignee of the Lessor's right under this Lease pursuant to the Aircraft Chattel Mortgage shall be entitled to the benefits of 11 U.S.C. ss. 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time with respect to the right to repossess the Air-frame, Engines and Parts as provided herein, and in any circumstances where more than one construction of the terms and conditions of this Lease is possible, a construction which would preserve such benefits shall control over any construction which would not preserve such benefits or would render them doubtful. To the extent consistent with the provisions of 11 U.S.C. ss. 1110 or any analogous section of the Federal bankruptcy laws, as amended from time to time, it is hereby expressly agreed, that notwithstanding any other provisions of the Federal bankruptcy law, as amended from time to time, any right of the Lessor and the Agent, as assignee of the Lessor under the Aircraft Chattel Mortgage, to take possession of the Aircraft in compliance with the provisions of this Lease shall not be affected by the provisions of 11 U.S.C. ss. 362 or 363, as amended from time to time, or any analogue provisions of any superseding statute or any power of the bankruptcy court to enjoin such taking of possession.

     (c) The Lessor and Lessee hereby agree that this Lease, including any modifications, supplements and amendments thereto, is intended to be treated as a lease for purposes of the Internal Revenue Code and neither Lessor nor Lessee shall file any tax returns in a manner or take any other action or position inconsistent with the foregoing or with the Lessor's ownership of the Aircraft. Nothing contained in this Lease shall be construed as conveying to the Lessee any right, title or interest in the Aircraft except as a Lessee only. The Aircraft shall at all times during the term of this Lease be the sole and exclusive property of the Lessor.

     SECTION 21. Purchase Option.

     (a) Purchase Option. So long as no Lease Event of Default has occurred and is continuing, Lessee shall have the option to purchase the Aircraft at the end of the Term for a purchase price equal to the higher of the Fair Market Sales Value (assuming that the Aircraft is in the condition required by the Lease) as of such date and Stipulated Loss Value plus all accrued Rent and all Supplemental Rent then due. Upon the payment by Lessee of the full of such amounts, Lessor shall convey to Lessee all right, title and interest of Lessor in and to the Aircraft on an "as-is, where is" basis, without recourse or warranty.

     (b) Notice of Purchase. In order to exercise any purchase option under
Section 21, Lessee shall be required to give not less than 90 days (but not more than 360 days) irrevocable prior written notice to Lessor. The Lessee will give Lessor prior written irrevocable notice not less than 90 days (but not more than 360 days) before the expiration of the Term of its determination to return the Aircraft and not exercise any purchase option under this Section 21. If Lessee fails to give notice as required herein, Lessee will be deemed to have elected to return the Aircraft to the Lessor.

     SECTION 22. Lessor's Right to Perform for Lessee. If Lessee fails to make any payment of Rent required to be made by it hereunder or fails to perform or comply with any of its agreements contained herein, then Lessor may itself make such payment or perform or comply with such agreement but shall not be obligated hereunder to do so, and the amount of such payment and the amount of the reasonable expenses of Lessor incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate, shall be deemed Supplemental Rent, payable by Lessee upon demand.

     SECTION 23. Miscellaneous. (a) Any provision of this Lease which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by Lessor, Lessee and Agent. This Lease shall constitute an agreement of lease, and nothing contained herein shall be construed as conveying to Lessee any right, title or interest in the Aircraft except as a lessee only. Neither Lessee nor any Affiliate of Lessee will file any tax returns in a manner inconsistent with the foregoing fact or with Lessor's ownership of the Aircraft or with the parties' agreement that this Lease be treated as a tax lease for purposes of the Internal Revenue Code. The section and paragraph headings in this Lease and the table of contents are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof and all reference herein to numbered sections, unless otherwise indicated, are to sections of this Lease. THIS LEASE HAS BEEN DELIVERED IN THE STATE OF NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. LESSEE AND THE LESSOR HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH IT IS A PARTY INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER ARISING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS LEASE OR ANY OTHER TRANSACTION DOCUMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER OR THEREUNDER AND WHETHER ARISING OR ASSERTED BEFORE OR AFTER THE DATE HEREOF OR BEFORE OR AFTER THE PAYMENT, OBSERVANCE OR PERFORMANCE OF LESSEE'S OR THE LESSOR'S OBLIGATIONS UNDER THIS LEASE OR ANY OTHER TRANSACTION DOCUMENT. This Lease may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

     (b) This Lease, together with the agreements, instruments and other documents required to be executed and delivered in connection herewith, supersedes all prior agreements and understanding of the parties with respect to the subject matter hereof and thereof, except any agreements referred to herein.

     (c) The time stipulated in this Lease for all payments and notices by Lessee to the Lessor and for the performance of Lessee's other obligations under this Lease will be of the essence of this Lease.

     SECTION 24. Security for Lessor's Obligations. In order to secure the obligations, the Lessor has agreed in the Aircraft Chattel Mortgage, among other things, to assign to the Agent this Lease and the Lease Supplements and to mortgage in favor of the Agent the Aircraft, subject to the reservations and conditions therein set forth. All rights of the Lessor hereunder are subject to the Aircraft Chattel Mortgage and the Lessor and the Lessee agree that so long as the lien of the Aircraft Chattel Mortgage has not been discharged in accordance with its terms, (i) all payments hereunder shall be made to the Agent for the benefit of Lenders to the extent of the Lenders' interest in such payments; (ii) all notices from or to the Lessor shall be copied to the Agent and (iii) the Lessee shall not take any actions that the Lessor would be prohibited from taking under the terms of the Aircraft Chattel Mortgage. Lessee hereby acknowledges due notice of, and consents to, such assignment and to the creation of such mortgage and security interest. To the extent, if any, that this Lease and any Lease Supplement constitutes chattel paper (as such term is in effect in any applicable jurisdiction), no security interest in this Lease or any Lease Supplement may be created through the transfer or possession of any counterpart other than the original executed counterpart containing the receipt therefor executed by the Agent on the signature page hereof or thereof.

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Lease to be duly executed as of the day and year first above written.

                                         ATLAS FREIGHTER LEASING, INC.
                                           Lessor



                                         By
                                            --------------------------------
                                            Name:
                                            Title:


                                         ATLAS AIR, INC.,
                                           Lessee



                                         By
                                            --------------------------------
                                            Name:
                                            Title:


Receipt of this original counterpart of this Lease is hereby acknowledged this __th day of May, 1997.

                                          BANKERS TRUST COMPANY,
                                            as Agent



                                         By
                                            --------------------------------
                                            Title:

                                                                    EXHIBIT A
                                                                        to
                                                                 Lease Agreement


TO THE EXTENT, IF ANY, THAT THIS LEASE SUPPLEMENT CONSTITUTES CHATTEL PAPER (AS SUCH TERM IS IN EFFECT IN ANY APPLICABLE JURISDICTION), NO SECURITY INTEREST IN THIS LEASE SUPPLEMENT MAY BE CREATED THROUGH THE TRANSFER OR POSSESSION OF ANY COUNTERPART OTHER THAN THE ORIGINAL EXECUTED COUNTERPART CONTAINING THE RECEIPT THEREFOR EXECUTED BY THE Agent ON THE SIGNATURE PAGE HEREOF.


                            FORM OF LEASE SUPPLEMENT


     LEASE SUPPLEMENT No. _____, dated ___________, ____, between ATLAS FREIGHTER LEASING, INC., ("Lessor"), and ATLAS AIR, INC. ("Lessee").

     Lessor and Lessee have heretofore entered into a Lease Agreement (___________), dated as of May 29, 1997, relating to one Boeing B747-200 aircraft (herein called the "Lease" and the defined terms therein being hereinafter used with the same meanings). The Lease provides for the execution and delivery from time to time of Lease Supplements for the purpose of leasing the Airframe and Engines under the Lease as and when delivered by Lessor to Lessee in accordance with the terms thereof.

     */The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease is attached hereto, and made a part hereof, and this Lease Supplement together with such attachment, is being filed for recordation on the date hereof with the Federal Aviation Administration as one document.

     **/The Lease relates to the Airframe and Engines described below, and a counterpart of the Lease, together with Lease Supplement No. 1 dated May 29, 1997, to the Lease Agreement, has been recorded by the Federal Aviation Administration on __________ __, 1997, as one document and assigned Conveyance No. _____________.

------------------

     */   This language for other Lease Supplement No. 1.

     **/  This language for other Lease Supplements.

                                                                       EXHIBIT A
                                                                          Page 2

     NOW, THEREFORE, in consideration of the premises and other good and sufficient consideration, Lessor and Lessee hereby agree as follows:

     1. Lessor hereby delivers and leases to Lessee under the Lease and Lessee hereby accepts and leases from Lessor under the Lease the following described Boeing B747-200 aircraft (the "Aircraft"), which Aircraft as of the date hereof consists of the following components:

          (i) Airframe: U.S. Registration No. _______; manufacturer's serial no. ______; and

          (ii) Engines: four (4) aircraft engines bearing, respectively, manufacturer's serial nos. [______, ______, ______ and ______]3/ (each of which engines has 750 or more rated takeoff horsepower or the equivalent of such horsepower).

     2. The closing date of the Aircraft is the date of this Lease Supplement set forth in the opening paragraph hereof. Except as otherwise provided in the Lease, the Term for the Aircraft shall commence on the closing date and end on the seventh anniversary thereof.

     3. Lessee hereby confirms to Lessor that Lessee has accepted the Aircraft for all purposes hereof and of the Lease as being airworthy, in good working order and repair and without defect or inherent vice in title, condition, design, operation or fitness for use; provided, however, that nothing contained herein or in the Lease shall in any way diminish or otherwise affect any right Lessee or Lessor may have with respect to the Aircraft against the manufacturer, any affiliate thereof, or any subcontractor or supplier of the manufacturer or any affiliate thereof, under any purchase agreement or otherwise.

     4. All of the terms and provisions of the Lease are hereby incorporated by reference in this Lease Supplement to the same extent as if fully set forth herein.

     5. This Lease Supplement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                                                                       EXHIBIT A
                                                                          Page 3


     IN WITNESS WHEREOF, Lessor and Lessee have caused this Lease Supplement to be duly executed on the day and year first above written.

                                            ATLAS FREIGHTER LEASING, INC.
                                              Lessor



                                            By
                                               --------------------------------
                                               Name:
                                               Title:


                                            ATLAS AIR, INC.,
                                              Lessee



                                            By
                                               --------------------------------
                                               Name:
                                               Title:



Receipt of this original counterpart of this Lease is hereby acknowledged this __th day of May, 1997.

                                           BANKERS TRUST COMPANY,
                                             as Agent



                                            By
                                                --------------------------------
                                                Name:
                                                Title:

                                                                    EXHIBIT B
                                                                        to
                                                                 Lease Agreement

                                   BASIC RENT


Date                             Principal Repayment



         [Confidential information intentionally deleted from FAA-filed counterpart]

                                                                     EXHIBIT C
                                                                        to
                                                                 Lease Agreement


                             STIPULATED LOSS VALUES

[Confidential information intentionally deleted from FAA-filed counterpart]

[Also to include method of calculating reductions to Stipulated Loss Values in the event of prepayments]

                                                                    EXHIBIT D
                                                                        to
                                                                 Lease Agreement


                             COMPLIANCE CERTIFICATE